                                                                     EXHIBIT 2.1

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                          AGREEMENT AND PLAN OF MERGER

                                      AMONG

                          NEXTEL COMMUNICATIONS, INC.,

                               TOWER PARENT CORP.,

                           TOWER MERGER VEHICLE, INC.,

                             TOWER ASSET SUB, INC.,

                   THE TRANSFERRING SUBSIDIARIES PARTY HERETO,

                           SPECTRASITE HOLDINGS, INC.,

                        SPECTRASITE COMMUNICATIONS, INC.,

                                       AND

                              SHI MERGER SUB, INC.

                          Dated as of February 10, 1999


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


                                TABLE OF CONTENTS

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RECITALS ......................................................................1

1.     DEFINITIONS ............................................................2

2.     TRANSFER OF ASSETS AND ASSUMPTION OF LIABILITIES ......................11
            2.1  Transfer by the Transferring Subsidiaries and Parent Co. ....11
            2.2  Assumption of Liabilities by Tower Sub ......................13
            2.3  Consideration ...............................................14
            2.4  Prorations and Post-Closing Adjustments .....................14
            2.5  Certain Covenants Regarding Third-Party Consents ............15
            2.6  Amendment of Nextel Disclosure Statement ....................15
            2.7  Further Assurances. .........................................16

3.     TERMS OF THE MERGER ...................................................16
            3.1  The Merger ..................................................16
            3.2  Terms of the Merger .........................................16
            3.3  Contribution of Cash ........................................17
            3.4  Repayment of Tower Sub Note .................................17

4.     THE CLOSING ...........................................................17
            4.1  Closing Date ................................................17
            4.2  Closing of the Tower Asset Transfer .........................17
            4.3  Deliveries by Tower Aggregator ..............................18
            4.4  Deliveries by Nextel, Parent Co., the Transferring
                   Subsidiaries, and Tower Sub ...............................18
            4.5  The Closing .................................................19

5.     CONDITIONS TO MERGER CLOSING ..........................................20
            5.1  Conditions to the Obligations of All Parties ................20
            5.2  Conditions to Obligations of Nextel and Its Subsidiaries ....22
            5.3  Conditions to Obligations of Tower Aggregator ...............23

6.     REPRESENTATIONS AND WARRANTIES OF NEXTEL ..............................24
            6.1  Organization of Nextel ......................................24
            6.2  Organization of Nextel's Subsidiaries .......................25
            6.3  Authorization of Agreements .................................25
            6.4  Compliance with Charter and Other Instruments ...............26
            6.5  Tower Sub Common Stock ......................................27
            6.6  Merger Sub Common Stock .....................................27
            6.7  Litigation ..................................................28
            6.8  Employee Benefit Plans ......................................28
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            6.9  Absence of Certain Changes or Events ........................29
            6.10  Compliance with Laws .......................................29
            6.11  Tower Assets ...............................................30
            6.12  Brokers and Finders ........................................32
            6.13  Tower Development ..........................................32

7.     REPRESENTATIONS AND WARRANTIES OF TOWER AGGREGATOR ....................32
            7.1  Organization of Tower Aggregator and Subsidiaries ...........32
            7.2  Tower Aggregator Subsidiaries ...............................33
            7.3  Authorization of Agreements .................................33
            7.4  Compliance with Charter and Other Instruments ...............34
            7.5  Capital Stock of Tower Aggregator ...........................34
            7.6  Reports and Financial Statements ............................36
            7.7  Litigation ..................................................37
            7.8  Employee Benefits ...........................................37
            7.9  Dealings with Affiliates ....................................37
            7.10  Pending Transactions .......................................38
            7.11  Absence of Certain Changes or Events .......................38
            7.12  Compliance with Laws .......................................39
            7.13  Compliance with Contracts ..................................41
            7.14  Brokers and Finders ........................................41

8.     ADDITIONAL COVENANTS AND AGREEMENTS ...................................41
            8.1  Interim Conduct of Business .................................41
            8.2  Reasonable Efforts ..........................................42
            8.3  Preparation of Registration Statement .......................43
            8.4  Access to Information .......................................43
            8.5  Confidential Information ....................................44
            8.6  Non-Solicitation ............................................44
            8.7  HSR Filings .................................................45
            8.8  Tax Matters .................................................45
            8.9  Amendment of Charter and Bylaws .............................45
            8.10  Section 338(h)(10) Election ................................45
            8.11  Financial Statements, Reports. .............................46
            8.12  Amendment of Preferred Stock Purchase Agreement. ...........47
            8.13  Execution of Partner Master Site Lease Agreement. ..........47

9.     TERMINATION ...........................................................47
            9.1  Termination by Mutual Consent ...............................47
            9.2  Termination by Either Nextel or Tower Aggregator ............48
            9.3  Effect of Termination and Abandonment .......................48

10.     INDEMNIFICATION ......................................................48
            10.1  Indemnification Relating to the Agreement ..................48
            10.2  Indemnification Procedures .................................50
            10.3  Limitation on Indemnity ....................................53
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            10.4  Only Remedies ..............................................53

11.     MISCELLANEOUS AND GENERAL ............................................53
            11.1  Expenses ...................................................53
            11.2  Notices ....................................................54
            11.3  Amendments and Waivers .....................................54
            11.4  No Assignment ..............................................54
            11.5  Entire Agreement ...........................................55
            11.6  No Third Party Beneficiaries ...............................55
            11.7  Governing Law ..............................................55
            11.8  Counterparts ...............................................55
            11.9  Knowledge ..................................................55
            11.10  Dispute Resolution ........................................55


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                                    EXHIBITS

        Exhibit A     Additional Tower Payment
        Exhibit B     Master Site Commitment Agreement
        Exhibit C     Nextel Master Site Lease Agreement
        Exhibit D     Registration Rights Agreement
        Exhibit E     Security and Subordination Agreement
        Exhibit F     Stockholders' Agreement
        Exhibit G-1-A Transferring Subsidiary Deed
        Exhibit G-1-B Tower Parent Corp. Deed
        Exhibit G-2   Assignment of Lease
        Exhibit G-3   Bill of Sale
        Exhibit H-1   Amended and Restated Certificate of Incorporation of Tower
                      Aggregator
        Exhibit H-2   Bylaws of Tower Aggregator
        Exhibit I     Form of Confidentiality Provisions
        Exhibit J     Tower Aggregator Financial Statements


                                       iv
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                          AGREEMENT AND PLAN OF MERGER

              This Agreement and Plan of Merger (this "Agreement"), dated as of February 10, 1999, is made by and among Nextel Communications, Inc., a Delaware corporation ("Nextel"), Tower Parent Corp., a newly formed Delaware corporation and wholly owned direct Subsidiary of Nextel ("Parent Co."), Tower Merger Vehicle, Inc., a newly formed Delaware corporation and wholly owned direct Subsidiary of Parent Co. ("Merger Sub"), Tower Asset Sub, Inc., a newly formed Delaware corporation and a wholly owned direct Subsidiary of Merger Sub ("Tower Sub"), the Transferring Subsidiaries (as defined herein), SpectraSite Holdings, Inc., a Delaware corporation ("Tower Aggregator"), SpectraSite Communications, Inc., a Delaware corporation and wholly owned direct Subsidiary of Tower Aggregator ("SCI"), and SHI Merger Sub, Inc., a newly formed Delaware corporation and wholly owned direct Subsidiary of SCI ("SHI Merger Sub").

                                    RECITALS

              A. The parties have entered into this Agreement to set forth the terms applicable to an overall transaction that contemplates and will result in (i) the transfer by the Transferring Subsidiaries of the Tower Assets (as defined herein) and certain liabilities associated therewith to Parent Co. in exchange for the Parent Co. Notes (as defined herein), (ii) the transfer of the Tower Assets by Parent Co. to Tower Sub in exchange for the Tower Sub Note (as defined herein), and (iii) the merger of SHI Merger Sub with and into Merger Sub, with Merger Sub the Surviving Corporation (as defined herein). The cash and stock received by Parent Co. in connection with the Merger (as defined herein) from Tower Aggregator and/or its Subsidiaries will be deemed repayment of the Tower Sub Note at the Closing (as defined herein).

              B. Concurrent with the execution of this Agreement, Tower Aggregator has entered into a Preferred Stock Purchase Agreement, dated the date of this Agreement, among Tower Aggregator, Welsh, Carson, Anderson & Stowe VIII, L.P. and certain affiliated entities and Persons, and the other parties signatories thereto (the "Preferred Stock Purchase Agreement"), providing for the issuance of at least $230,000,000 in Tower Aggregator equity.

              C. The Boards of Directors of Nextel, Parent Co., Merger Sub, Tower Sub, the Transferring Subsidiaries, Tower Aggregator, SCI, and SHI Merger Sub have determined that it is in the best interests of their respective stockholders to effect the transactions contemplated by this Agreement.

              NOW, THEREFORE, in consideration of the foregoing premises and the representations, warranties, covenants, and agreements contained in this Agreement, and subject to the terms and conditions set forth herein, the parties agree as follows:

                                 1. DEFINITIONS

              As used in this Agreement, the capitalized terms below have the meanings hereinafter specified. Whenever used in this Agreement, any noun or pronoun will be deemed to include both the singular and plural and to cover all genders. The name assigned this Agreement and the section captions used herein are for convenience of reference only and will not affect the interpretation or construction hereof. Unless otherwise specified, the terms "hereof," "herein" and similar terms refer to this Agreement as a whole, and references herein to Sections refer to Sections of this Agreement.

              "Action": Any action, suit, claim, arbitration, inquiry, proceeding, or investigation by or before any Governmental Authority.

              "Additional Tower Payment": An amount equal to the price, as set forth pursuant to Exhibit A, to be paid at Closing for each Additional Tower in excess of the first 31 Additional Towers.

              "Additional Towers": Those Tower Assets at the sites identified in the Nextel Disclosure Statement (as periodically revised pursuant to Section 2.6 hereof) under the heading "Additional Towers" for which design, planning, and construction have been completed after the date of this Agreement and before the Closing Date.

              "Adverse Claim": All pending, threatened, or potential claims, demands, litigation, actions, suits, investigations, proceedings, hearings, complaints, assessments or judgments, administrative or judicial, at law or in equity.

              "Affiliate": As defined in Rule 12b-2 under the Exchange Act.

              "Affiliated Group": Any affiliated group within the meaning of Code Section 1504(a), or any similar group defined under a similar provision of state, local, or foreign law, of which any member of the Nextel Group is or was a member.

              "Agreement": As defined in the Preamble.

              "Amended and Restated Certificate of Incorporation": The Amended and Restated Certificate of Incorporation of Tower Aggregator in the form attached as Exhibit H-1 to be filed immediately prior to the Effective Time.

              "Ancillary Agreements": The Registration Rights Agreement, the Nextel Master Site Lease Agreement, the Master Site Commitment Agreement, the Security and Subordination Agreement, the Stockholders' Agreement, and the Preferred Stock Purchase Agreement.

              "Asset Transfer and Assumption of Liability Documents": As defined in Section 2.1(c).

              "Assumed Liabilities": As defined in Section 2.2(a).

              "Authorization": Any consent, approval or authorization of, expiration or termination of any waiting period requirement (including pursuant to the HSR Act) of, or filing, registration, qualification, declaration, or designation with or by, any Governmental Authority.

              "Beneficiary": A party entitled to indemnification under Section
10.1 hereof.

              "Benefit Plans": All compensation and benefit plans, contracts and arrangements of a Person in effect as of the date hereof, including, without limitation, all bonus, incentive or deferred compensation, severance pay, pension, profit sharing, savings and thrift, and medical and life insurance plans in which any current or former employees, agents, directors, or independent contractors of such Person, and their dependents, participate.

              "Business Condition": The business, properties, operations, and financial condition of a specified corporation, division, or area of operations.

              "Business Day": Any day on which there is trading on the New York Stock Exchange.

              "Certificate of Merger": The certificate of merger with respect to the merger of SHI Merger Sub with and into Merger Sub, containing the provisions required by, and executed in accordance with, the appropriate section of the DGCL.

              "Change of Control": The occurrence of any of the following events with respect to any Person (such Person, the "Target") other than pursuant to the Merger and the transactions related thereto:

              (i) any person (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) becomes after the date of this Agreement the beneficial owner (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of more than 50% of the then outstanding capital stock of the Target;

              (ii) the Target consolidates with, or merges with or into, another Person or sells, assigns, conveys, transfers, leases, or otherwise disposes of all or substantially all of its assets to any Person, or any Person consolidates with, or merges with or into, the Target and, in any such event, as a result of such transaction, the Persons who were stockholders of the Target immediately prior to such transaction thereafter own securities representing less than 51% of the total combined voting power of the surviving or resulting Person or the Person to whom such assets are sold;

              (iii) with respect to Tower Aggregator, a majority of its Board of Directors ceases to be comprised of individuals who are members of the Board of Directors on the date hereof or individuals whose nomination is approved by a majority of the foregoing individuals; or

              (iv) the Target's Board of Directors approves, or the Target enters into an agreement providing for, a transaction, event, or development that constitutes (or would constitute if consummated) a Change of Control pursuant to any of the foregoing.

              "CIBC Purchasers": As defined in the Preferred Stock Purchase Agreement.

              "Claimant": As defined in Section 11.11(c).

              "Closing": The consummation of the Merger in which SHI Merger Sub merges with and into Merger Sub.

              "Closing Date": The date on which the Closing occurs.

              "Code": The Internal Revenue Code of 1986, as amended, and all regulations promulgated thereunder, as in effect from time to time.

              "Controlled Group Liability": As defined in Section 7.8(a).

              "Credit Agreement": As defined in Section 5.1(e).

              "DGCL": The Delaware General Corporation Law.

              "Dispute": As defined in Section 11.11(a).

              "Effective Time": As defined in Section 4.5(c).

              "Environmental Laws": All Laws and Orders issued, promulgated, approved, or entered into, in each case as in effect from time to time, relating to the protection of the environment or the protection of public health and safety from environmental concerns.

              "ERISA": The Employee Retirement Income Security Act of 1974, as amended, and all regulations promulgated thereunder, as in effect from time to time.

              "ERISA Affiliate": Any trade or business, whether or not incorporated, that is now or has at any time in the past been treated as a single employer with a party to this Agreement or any of its Subsidiaries under
Section 414(b) or (c) of the Code and the Treasury Regulations thereunder.


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

              "Exchange Act": The Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

              "Excluded Assets": As defined in Section 2.1(b).

              "Excluded Liabilities": As defined in Section 2.2(a).

              "Executives": As defined in Section 11.11(a).

              "Existing Stockholders' Agreement": The Second Amended and Restated Stockholders' Agreement dated as of March 23, 1998 as amended by that certain First Amendment to Second Amended and Restated Stockholders' Agreement dated as of May 29, 1998.

              "Existing Towers": Those Tower Assets covering the 1969 sites identified in the Nextel Disclosure Statement under the heading "Existing Towers" for which design, planning, and construction have been completed as of the date of this Agreement.

              "Financing Transactions": The issuance of debt (with equity) by the SpectraSite Group pursuant to a new credit facility in an amount not to exceed $710,000,000, and the issuance and sale, pursuant to the Preferred Stock Purchase Agreement, of at least $230,000,000 of shares of Tower Aggregator Series C Preferred Stock to the WCAS Purchasers and the other parties signatory thereto.

              "Governmental Authority": Any government or political subdivision or department thereof, any governmental or regulatory body, commission, board, bureau, agency, department, or instrumentality, or any court or arbitrator or alternative dispute resolution body, in each case whether domestic or foreign, federal, state, county, or local.

              "Hazardous Materials": All hazardous or toxic chemicals, wastes, substances, or materials, pollutants, contaminants, and petroleum or petroleum-derived substances including any such materials defined, listed, or identified as such in any Environmental Laws in effect from time to time.

              "HSR Act": The Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder.

              "Indemnification Notice": As defined in Section 10.2(a)(i).

              "Indemnifying Party": A party required to provide indemnification under Section 10.2 hereof.

              "Indenture": As defined in Section 5.1(i).

              "Initial Public Offering": The sale by Tower Aggregator of its Tower Aggregator Common Stock pursuant to a registration statement on Form S-1 or otherwise under the Securities Act (other than a registration statement relating solely to an employee benefit plan or transaction covered by Rule 145 of the Securities
Act).

              "Law": Any domestic or foreign, federal, state or local, law, statute, ordinance, rule, or regulation.

              "License": Any license, permit, consent, certificate of compliance, franchise approval, or other similar authorization granted by any Governmental Authority (other than licenses granted by the Federal Communications Commission relating to the use of one or more trunked or conventional specialized mobile radio communications frequencies or channels or other radio spectrum, including any such use in providing wireless communications services or operating analog or digital mobile radio communications systems).

              "Lien": Any mortgage, lien, pledge, security interest, easement, claim, charge, option, conditional sale or other title retention agreement, or other legal or equitable encumbrance.

              "Losses": As defined in Section 10.1(a).

              "Master Site Commitment Agreement": The Master Site Commitment Agreement among Nextel, the Transferring Subsidiaries, Parent Co., Tower Aggregator, and Tower Sub to be entered into on the Closing Date, substantially in the form of Exhibit B hereto, as the same may be amended or modified in accordance with its terms from time to time.

              "Merger": As defined in Section 3.1.

              "Merger Sub": As defined in the Preamble.

              "Merger Sub Common Stock": As defined in Section 6.6(a).

              "Negotiation Period": As defined in Section 11.11(a).

              "Nextel": As defined in the Preamble.

              "Nextel Disclosure Statement": The disclosure statement dated as of the date of this Agreement delivered by Nextel and/or Parent Co. to Tower Aggregator and as updated pursuant to Section 2.6.

              "Nextel Finance Company": Nextel Finance Company, a Delaware corporation and a wholly owned direct Subsidiary of Nextel.

              "Nextel Group": As defined in Section 6.2(a).

              "Nextel Master Site Lease Agreement": The Nextel Master Site Lease Agreement among the Transferring Subsidiaries, Tower Sub, and the Landlord Parties (as defined therein) to be entered into on the Closing Date, substantially in the form of Exhibit C hereto, as the same may be amended or modified in accordance with its terms from time to time.

              "Notification and Report": As defined in Section 8.7.

              "Officer's Certificate": A certificate signed on behalf of any entity by its President or any of its Vice Presidents.

              "Order": Any judgment, order, injunction, decree, stipulation, or award entered or rendered by any Governmental Authority.

              "Owned Real Property": As defined in Section 6.11(g).

              "Parent Co.": As defined in the Preamble.

              "Parent Co. Notes": As defined in Section 2.1(a).

              "Partner": As defined in Section 8.13.

              "Partner Area": As defined in the Master Site Commitment
Agreement.

              "Partner Master Site Lease Agreement": The Partner Master Site Lease Agreement among Parent Co., Partner and its Subsidiaries (individually and collectively as tenants thereunder), Tower Sub, and the Landlord Parties (as defined therein) to be entered into on the Closing Date substantially in the form of the Nextel Master Site Lease Agreement, as the same may be amended or modified in accordance with its terms from time to time (except that such lease will only cover Partner Sites, will contain representations and warranties from Partner and its Subsidiaries substantially similar to those contained in Sections 6.1, 6.2, 6.3, and 6.4 of this Agreement, and will permit Parent Co. (in lieu of or in addition to Partner) to exercise certain rights thereunder).

              "Partner Sites": As defined in Section 8.13.

              "Pending Transactions": Contracts, agreements, proposals, bids, and other transactions in effect as of the date hereof (but excluding this Agreement), and identified in Section 7.10 of the Tower Aggregator Disclosure Statement, to which Tower Aggregator or any of its Subsidiaries have entered into or agreed, as of the date hereof, to enter into relating to (i) the acquisition or disposition (by purchase, sale, merger, or otherwise) of assets similar to the Tower Assets or (ii) the issuance of Tower Aggregator Capital Stock.

              "Permits": As defined in Section 2.1(a)(iii).



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

              "Permitted Liens": (i) Liens for taxes and assessments or governmental charges, (ii) levies not at the time due or which are being contested in good faith by appropriate proceedings, (iii) mechanics', materialmen's, repairmen's, or other like liens arising in the ordinary course of business and that are not overdue for a period of more than 30 days, (iv) liens securing debt for borrowed money of the underlying fee owner where the Transferring Subsidiary is a lessee, and (v) easements or restrictions and other similar encumbrances that do not materially detract from the utility or value of the property subject thereto.

              "Person": Any individual or any corporation, company, partnership, trust, incorporated or unincorporated association, joint venture, or other entity of any kind, including, without limitation, any pension, profit sharing or other benefit plan, or trust.

              "Post-Closing Period": The time period beginning on and continuing after the Closing Date.

              "Pre-Closing Period": The time period prior to and ending on the day before the Closing Date.

              "Preferred Stock Purchase Agreement": As defined in the Recitals and as in effect on the date hereof in the form previously delivered to Nextel or as amended as permitted herein.

              "Registration Rights Agreement": The Second Amended and Restated Registration Rights Agreement to be entered into on the Closing Date, among Parent Co., Tower Aggregator and the stockholders of Tower Aggregator signatory thereto substantially in the form of Exhibit D hereto, as the same may be amended or modified in accordance with its terms from time to time.

              "Representatives": As defined in Section 8.6.

              "Rules": As defined in Section 11.11(c).

              "SCI Commitment Letter": As defined in Section 5.1(j).

              "SCI Credit Agreement": As defined in Section 5.1(j).

              "Securities Act": The Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

              "SEC": The Securities and Exchange Commission.

              "Security and Subordination Agreement": The Security and Subordination Agreement to be entered into among Parent Co. and/or its Affiliates and Tower Sub on the Closing Date, substantially in the form of Exhibit E hereto.



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



              "Service Contracts": As defined in Section 6.11(f).

              "SHI Merger Sub Common Stock": The shares of common stock, par value $.001 per share, of SHI Merger Sub.

              "Site Schedules": As defined in the Nextel Master Site Lease Agreement.

              "Site": As defined in the Master Site Commitment Agreement.

              "SpectraSite Group": Tower Aggregator and its Subsidiaries.

              "Stockholders' Agreement": The Stockholders' Agreement to be entered into among the required stockholders of Tower Aggregator at the Closing, substantially in the form of Exhibit F hereto.

              "Stock Options": As defined in Section 7.5(a).

              "Strategic Transaction": Any transaction or series of transactions in which (i) any member of the SpectraSite Group issues debt (other than currently existing debt or debt incurred in connection with the financing of the transactions contemplated in this Agreement, including a credit facility (or any refinancing thereof) in an amount not to exceed $710,000,000, and a $250,000,000 high yield offering), whether through a public or private placement or pursuant to any other facility, equal to or in excess of $100,000,000; (ii) (A) any Person purchases or otherwise acquires, directly or indirectly, all or substantially all of the assets used in the operation of the business of Tower Aggregator and its Subsidiaries taken as a whole, (B) any Change of Control (as defined in the Indenture) occurs with respect to Tower Aggregator (other than as contemplated by the Financing Transactions), or (C) Tower Aggregator effects any recapitalization of its capital stock or other ownership interests (other than as contemplated by the Financing Transactions); (iii) any member of the SpectraSite Group purchases or otherwise acquires, directly or indirectly, assets, or makes, directly or indirectly, any investment in any other Person, in which the consideration paid or to be paid in such transaction equals or exceeds $100,000,000; or (iv) any member of the SpectraSite Group enters into (or agrees to enter into) one or more agreements or arrangements of any type in which such Person commits to construct in the aggregate 250 towers or commits to the construction of towers that will cause such Person to incur capital expenditures in excess of $100,000,000 in the aggregate.

              "Subsidiary": As to any Person, any other Person of which at least 50% of the equity interests are owned, directly or indirectly, by such first Person.

              "Surviving Corporation": As defined in Section 3.1.

              "Surviving Corporation Common Stock": The shares of common stock, par value $.001 per share, of the Surviving Corporation.

              "Taxes": All taxes, charges, fees, levies, or other assessments of whatever kind or nature, including, without limitation, all net income, gross income, gross receipts, premium, sales, use, ad valorem, transfer, franchise, profits, license, withholding, payroll, employment, excise, estimated, severance, stamp, occupancy, or property taxes, custom duties, fees, assessments, or charges of any kind whatever (together with any relevant interest, penalty, or addition to tax) imposed by any Governmental Authority.

              "Tenant Leases": As defined in Section 2.1(a)(ii).

              "Third Party Agreements": As defined in Section 6.4(d).

              "Third Party Claim": As defined in Section 10.2(a)(i).

              "Tower Aggregator": As defined in the Preamble.

              "Tower Aggregator Bylaws": The bylaws of Tower Aggregator attached hereto as Exhibit H-2.

              "Tower Aggregator Capital Stock": The shares of Tower Aggregator Common Stock, Tower Aggregator Series A Preferred Stock, Tower Aggregator Series B Preferred Stock, and Tower Aggregator Series C Preferred Stock.

              "Tower Aggregator Common Stock": The common stock, par value $.001 per share, of Tower Aggregator, which shall have the terms substantially as set forth in the Amended and Restated Certificate of Incorporation of Tower Aggregator attached hereto as Exhibit H-1.

              "Tower Aggregator Disclosure Statement": The disclosure statement dated as of the date of this Agreement delivered by Tower Aggregator to Nextel.

              "Tower Aggregator Financial Statements": As defined in Section 7.6(a).

              "Tower Aggregator Series A Preferred Stock": The Series A Convertible Preferred Stock, par value $.001 per share, of Tower Aggregator, which shall have the terms substantially as set forth in the Amended and Restated Certificate of Incorporation of Tower Aggregator attached hereto as Exhibit H-1.

              "Tower Aggregator Series B Preferred Stock": The Series B Convertible Preferred Stock, par value $.001 per share, of Tower Aggregator, which shall have the terms substantially as set forth in the Amended and Restated Certificate of Incorporation of Tower Aggregator attached hereto as Exhibit H-1.

              "Tower Aggregator Series C Preferred Stock": The Series C Convertible Preferred Stock, par value $.001 per share, of Tower Aggregator, which shall have the terms substantially as set forth in the Amended and Restated Certificate of Incorporation of Tower Aggregator attached hereto as Exhibit H-1.

              "Tower Assets": As defined in Section 2.1(a).

              "Tower Sub": As defined in the Preamble.

              "Tower Sub Common Stock": As defined in Section 6.5(a).

              "Tower Sub Note": As defined in Section 2.1(a).

              "Transferred Towers": The Existing Towers and the Additional Towers to be sold, conveyed, assigned, transferred, and delivered pursuant to
Section 2.1 of this Agreement.

              "Transferring Subsidiary": Each of Nextel Communications of the Mid- Atlantic, Inc., a Delaware corporation, Nextel of California, Inc., a Delaware corporation, Nextel of New York, Inc., a Delaware corporation, Nextel South Corp., a Georgia corporation, Nextel of Texas, Inc., a Texas corporation, and Nextel West Corp., a Delaware corporation, all of which are wholly owned Subsidiaries of Nextel, and any other entity designated by Nextel in writing as a Transferring Subsidiary after the date of this Agreement and prior to the Closing Date.

              "WCAS Purchasers": As defined in the Preferred Stock Purchase Agreement.

              "Whitney Purchasers": As defined in the Preferred Stock Purchase Agreement.

      2.    TRANSFER OF ASSETS AND ASSUMPTION OF LIABILITIES

              2.1 TRANSFER BY THE TRANSFERRING SUBSIDIARIES AND PARENT CO.

              (a) Prior to the Closing, Nextel shall cause the Transferring Subsidiaries to (subject to obtaining required third party consents and Authorizations except as otherwise provided herein) sell, convey, assign, transfer, and deliver to Parent Co., all right, title, and interest in and to the Tower Assets (defined below) owned or held by a Transferring Subsidiary at such time in exchange for one or more promissory notes of Parent Co. issued to the Transferring Subsidiaries (the "Parent Co. Note"). Prior to the Closing, but subsequent to the transactions described in the prior sentence, Parent Co. shall (subject to obtaining required third party consents and Authorizations except as otherwise provided herein) sell, convey, assign, transfer, and deliver to Tower Sub all right, title, and interest in and to the Tower Assets owned or held by Parent Co. in exchange for a promissory note of Tower Sub issued to Parent Co. in the amount equal to the sum of $455,000,000 and the Additional Tower Payment (the "Tower Sub Note"). "Tower Assets" means, as to each site location listed in Sections 2.1 and 2.6, respectively, of the Nextel Disclosure Statement under the captions "Existing Towers" and "Additional Towers" and with the exception of the Excluded Assets (defined below), the tower structure, tower lighting, tower grounding system, fences and, solely in the case of sites designated as analog sites in Sections 2.1 and 2.6 of the Nextel Disclosure Statement, shelters and concrete pads. The Tower Assets also include:

              (i) INTERESTS IN REAL PROPERTY. All real property and real property leasehold interests (including easements and rights of way with respect to access roads) that are owned or held by a Transferring Subsidiary at the site location of a Transferred Tower.

              (ii) TENANT LEASES. All rights and benefits of any Transferring Subsidiary in, to, and under all agreements with third parties for the rent of space with respect to, or that relate exclusively to, a Transferred Tower (the "Tenant Leases").

              (iii) PERMITS. All permits issued by any Governmental Authority ("Permits") that are necessary for, or were otherwise obtained in connection with, the construction, use, or operation of a Transferred Tower (other than permits or licenses granted by the Federal Communications Commission relating to the use of one or more trunked or conventional specialized mobile radio communications frequencies or channels or other radio spectrum, including any such use in providing wireless communications services or operating analog or digital mobile radio communications systems) issued to or held by any Transferring Subsidiary, to the extent that such Permits may be assigned.

              (iv) DOCUMENTS AND RECORDS. All documents and records in possession of any Transferring Subsidiary, Nextel or any Subsidiary of Nextel relating exclusively to a Transferred Tower and copies of the relevant portions of other books and records that are, in Nextel's judgment, reasonably related to a Transferred Tower. Notwithstanding the foregoing, Nextel may retain copies of any and all such documents and records.

              (b) Notwithstanding anything to the contrary contained herein, the Tower Assets exclude all assets other than those specifically described in
Section 2.1(a), which Excluded Assets include, without limitation, (i) all wireless communications and electronic equipment owned or leased by any Nextel Subsidiary or Affiliate or any third party tenant, including base radios and controllers, all equipment used to connect such equipment with the public switched telecommunications network and/or with the wireless communications network operated by Nextel or any of its Subsidiaries or Affiliates or any other Person, all phone lines, generators, and secondary power supplies, all cells on wheels, and all shelters except for shelters solely at sites designated as analog sites in Sections 2.1 and 2.6 of the Nextel Disclosure Statement (whether or not located at or about the site location of any Transferred Tower) and (ii) all licenses, permits, consents, certificates of compliance, franchise approvals, or other similar authorizations relating to the operation of wireless communication systems and use of radio spectrum, and (iii) any real, personal, or mixed property not located on or about the site location of any Tower Assets and not otherwise described in Section 2.1(a) (the "Excluded Assets").

              (c) The transfer of the Tower Assets by the Transferring Subsidiaries to Parent Co., and in turn by Parent Co. to Tower Sub, will be effected by means of the execution by the appropriate Transferring Subsidiary, Parent Co., and Tower Sub, of instruments of sale, assignment, transfer, conveyance, and assumption in substantially the forms attached hereto as Exhibits G-1-A and G-1-B (Deeds, for Owned Real Property), G-2 (Assignment of Lease, for leased real property), and G-3 (Bill of Sale, for personal property, including general intangibles) (collectively, the "Asset Transfer and Assumption of Liability Documents").

              2.2 ASSUMPTION OF LIABILITIES BY TOWER SUB.

              (a) Subject to the terms and conditions of this Agreement, prior to the Closing, and conditioned upon the transfer of the Tower Assets as contemplated by Section 2.1 hereof to Parent Co., and in turn to Tower Sub, Tower Sub shall assume and agree to perform and discharge all debts, liabilities, and obligations of the Transferring Subsidiaries arising from and after the Closing out of and relating to any Tower Asset conveyed or assigned to Parent Co., and in turn to Tower Sub, pursuant to Section 2.1 hereof (the "Assumed Liabilities"). The Assumed Liabilities include, without limitation:

              (i) LIABILITIES ARISING FROM REAL PROPERTY INTERESTS. All debts, liabilities, and obligations of the Transferring Subsidiaries arising from and after (or, where appropriate, to the extent arising from and after) the Closing out of and relating to the interests in real property described in Section 2.1(a)(i).

              (ii) LIABILITIES ARISING FROM TENANT LEASES. All debts, liabilities, and obligations of the Transferring Subsidiaries arising from and after (or, where appropriate, to the extent arising from and after) the Closing out of and relating to the Tenant Leases described in Section 2.1(a)(ii).

Notwithstanding anything to the contrary contained herein, the Assumed Liabilities shall not include Excluded Liabilities. "Excluded Liabilities" include: (i) claims of any nature asserted on or after the Closing Date that relate (or, where appropriate, to the extent relating) to a condition or state of facts existing or events occurring prior to the Closing Date and (ii) any debts, liabilities, or obligations that Nextel is required to indemnify Tower Aggregator from and against pursuant to the provisions of Section 10.

              (b) The assumption by Parent Co., and in turn by Tower Sub, of the Assumed Liabilities will be effected by means of the execution by Parent Co., Tower Sub, and the appropriate Transferring Subsidiary of Asset Transfer and Assumption of Liability Documents in substantially the forms attached hereto as Exhibits G-1-A, G-1-B, G-2, and G-3.

              2.3 CONSIDERATION. In consideration of the transfer of the Tower Assets by the Transferring Subsidiaries to Parent Co., Parent Co. shall, in addition to the assumption of the Assumed Liabilities by Parent Co., issue to the Transferring Subsidiaries the Parent Co. Note. In consideration of the transfer of the Tower Assets by Parent Co. to Tower Sub, Tower Sub shall, in addition to the assumption of the Assumed Liabilities by Tower Sub, issue to Parent Co. the Tower Sub Note.

              2.4 PRORATIONS AND POST-CLOSING ADJUSTMENTS. (a) Tower Aggregator and Nextel agree that (i) all current assets and current liabilities arising out of the Tower Assets prior to the Closing and attributable to the Pre-Closing Period shall be for the benefit of, or the responsibility of (as the case may be), the Transferring Subsidiaries and (ii) all current assets and current liabilities arising out of the Tower Assets after the Closing and attributable to the Post-Closing Period, except for claims of any nature asserted on or after the Closing Date that relate to a condition or state of facts existing or events occurring prior to the Closing Date (such claims shall be retained and discharged by the Transferring Subsidiaries), shall be for the benefit of, or the responsibility of (as the case may be), Tower Sub.

              (b) Appropriate proration or other apportionment of the current assets (including, without limitation, advance rental payments made pursuant to the Tenant Leases and prepaid property taxes) and the current liabilities (including, without limitation, property taxes, lease payments, and letters of credit or other instruments guaranteeing any lease payments) relating to the Tower Assets will be made after the Closing Date. Nextel and the Transferring Subsidiaries, on the one hand, and Tower Aggregator, the Surviving Corporation, and Tower Sub, on the other hand, shall cooperate to determine such proration within 30 days after the Closing Date and settle such proration in cash as promptly as reasonably practicable, but in no event later than 60 days after the Closing Date. If Nextel and the Transferring Subsidiaries, on the one hand, and Tower Aggregator, the Surviving Corporation, and Tower Sub, on the other hand, are unable to agree on a mutually acceptable proration within such 30-day period, such proration shall be determined in accordance with the provisions of
Section 11.10. In the event that Nextel or a Transferring Subsidiary fails to disclose an item of ongoing cost or expense within 30 days after the Closing Date, Nextel or the Transferring Subsidiary shall provide written notice to the Surviving Corporation promptly after the discovery of such cost or expense. The Surviving Corporation shall reimburse the Transferring Subsidiary for the cost of the item, prorated as provided in this Section 2.4, within 20 days of the date of the written notice. If the Surviving Corporation fails to so reimburse the Transferring Subsidiary, the Transferring Subsidiary may terminate the item that generated the ongoing cost or expense.

              (c) To the extent that Nextel or any Transferring Subsidiary receives cash or other payment in respect of a current asset attributable to the Post-Closing Period, Nextel or the Transferring Subsidiary (as the case may be) shall promptly remit such cash or other payment to Tower Sub. To the extent that Tower Sub receives cash or other payment in respect of a current asset attributable to the Pre-Closing Period, Tower Sub shall promptly remit such cash or other payment to Nextel for the benefit of the respective Transferring Subsidiary. To the extent Nextel or any Transferring Subsidiary expends cash with respect to a current liability relating to the Post-Closing Period, Tower Sub shall reimburse the amount so expended promptly following demand therefor. To the extent that Tower Sub expends cash with respect to a current liability relating to the Pre-Closing Period, Nextel or a Transferring Subsidiary shall reimburse the amount so expended promptly following demand therefor. Nextel and the Transferring Subsidiaries and Tower Aggregator and Tower Sub shall cooperate from and after the Closing in settling the obligations in this Section 2.4 in accordance with the principles set forth in Section 2.4(a).

              2.5 CERTAIN COVENANTS REGARDING THIRD-PARTY CONSENTS. If any agreement or contract to have been assigned to Parent Co., and in turn to Tower Sub, pursuant to this Agreement includes conditions or restrictions that prohibit such assignment without the consent of a third party, and such third party fails to grant such consent (or such consent is subject to conditions unacceptable to Nextel and the Transferring Subsidiary in their sole judgment), then the assignment of such agreement or contract is not required but, in lieu of such assignment, the assignor shall use reasonable efforts to cause to be established and maintained such arrangement as may be necessary so that Tower Sub is placed in substantially the same position (including, without limitation, as concerns the economic benefits and burdens, and the legal and other rights and obligations) that Tower Sub would have occupied had such assignment been made in the absence of such conditions or restrictions. At the request of the Surviving Corporation, Nextel, the Transferring Subsidiaries, and Parent Co. shall use reasonable efforts after the Closing to cooperate with Tower Sub to obtain any such consents that have not been obtained as of the Closing Date.

              2.6 AMENDMENT OF NEXTEL DISCLOSURE STATEMENT. From the date 20 days from the date hereof, monthly thereafter until ten days prior to the Closing Date, and on the date ten days prior to the Closing Date, Nextel shall amend Section 2.6 of the Nextel Disclosure Statement and deliver such amended Nextel Disclosure Statement to Tower Aggregator solely so as to include any Additional Towers completed by Nextel or any Transferring Subsidiary since the delivery of the Nextel Disclosure Statement or the most recent amendment thereto, as applicable, identifying the location of such Additional Towers, the type of tower and the calculation of the Additional Tower Payment therefor as set forth on Exhibit A, and any matters that might constitute an exception to the representations and warranties contained in Section 6 hereof solely with respect to the Additional Towers in such amendment of the Nextel Disclosure Statement. If any such amendment to the Nextel Disclosure Statement contains exceptions to the representations and warranties contained in Section 6 hereof that are unacceptable to Tower Aggregator, Tower Aggregator may, within five days of the receipt thereof, refuse to accept such amended Nextel Disclosure Statement insofar as the exceptions reflected therein are unacceptable to Tower Aggregator, notify Parent Co. of Tower Aggregator's objections to such Additional Towers as are subject to such unacceptable exceptions, and may refuse to accept and pay for such Additional Towers as are subject to such unacceptable exceptions. Any such Additional Towers that Tower Aggregator so refuses to accept and pay for will not be transferred to Tower Sub, and Nextel or its Affiliates may hold, further develop, or dispose of such Additional Towers free and clear of any obligation or liability arising or imposed under or pursuant to this Agreement or any of the Ancillary Agreements.

              2.7 FURTHER ASSURANCES. From time to time, as and when requested by any party hereto, each of Nextel and the Transferring Subsidiaries will (a) execute and deliver, or cause to be executed and delivered, all such documents and instruments as may be reasonably necessary to (i) further confirm the transfer of the Tower Assets as contemplated by the Asset Transfer and Assumption of Liability Documents, (ii) to release the Liens securing the obligations of Nextel under the Credit Agreement, and (iii) take such action and file such documents and instruments as reasonably requested by Tower Aggregator prior to Closing to qualify each of Merger Sub and Tower Sub as a foreign corporation, each of which documents and instruments shall be in a form reasonably acceptable for recording in the jurisdictions at issue, and (b) use its reasonable efforts to take, or cause to be taken, all such actions reasonably necessary to confirm the transfer of the Tower Assets and to effectuate the recordation of such Asset Transfer and Assumption of Liability Documents and such Lien releases in the appropriate jurisdictions.

                             3. TERMS OF THE MERGER

              3.1 THE MERGER. Subject to the terms and conditions of this Agreement, at the Effective Time, Merger Sub and SHI Merger Sub shall consummate a merger (the "Merger") in which SHI Merger Sub will be merged with and into Merger Sub in accordance with the appropriate section of the DGCL, whereupon the separate existence of SHI Merger Sub will cease, and Merger Sub will be the surviving corporation (the "Surviving Corporation") and will continue to exist under and be governed by the DGCL. The effect of the Merger shall be as provided in this Agreement and in Sections 259 and 261 of the DGCL.

              3.2 TERMS OF THE MERGER. (a) The Certificate of Incorporation of SHI Merger Sub as in effect immediately prior to the Effective Time will be the Certificate of Incorporation of the Surviving Corporation, until duly amended in accordance with the terms thereof and of the DGCL.

              (b) The Bylaws of SHI Merger Sub in effect at the Effective Time will be the Bylaws of the Surviving Corporation, until duly amended in accordance with the terms thereof and of the DGCL.

              (c) The directors of SHI Merger Sub will, from and after the Effective Time, be the directors of the Surviving Corporation, until their successors have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the Surviving Corporation's Certificate of Incorporation and Bylaws.

              (d) The officers of SHI Merger Sub will, from and after the Effective Time, be the officers of the Surviving Corporation until their successors have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the Surviving Corporation's Certificate of Incorporation and Bylaws.

              (e) At the Effective Time, the shares of Merger Sub Common Stock issued and outstanding immediately prior to the Effective Time, by virtue of the Merger and without any action on the part of the holders thereof, will be converted into 14,000,000 shares of Tower Aggregator Series C Preferred Stock, representing 23.3% of the authorized and outstanding shares of Tower Aggregator Series C Preferred Stock.

              (f) At the Effective Time, each share of SHI Merger Sub Common Stock immediately prior to the Effective Time shall, from and after the Effective Time, by virtue of the Merger and without any action on the part of Tower Aggregator, be converted into one fully paid and nonassessable share of the common stock, par value $.001 per share, of the Surviving Corporation.

              (g) At the Effective Time, the stock transfer books for the shares of SHI Merger Sub Common Stock will be deemed closed, and no transfer of SHI Merger Sub Common Stock will thereafter be made or consummated.

              3.3 CONTRIBUTION OF CASH. At the Closing, Tower Aggregator and/or its Subsidiaries shall contribute to Tower Sub cash in a total amount of $455,000,000 plus the Additional Tower Payment in anticipation of Tower Sub's repayment of the Tower Sub Note.

              3.4 REPAYMENT OF TOWER SUB NOTE. At the Closing and subsequent to the contribution of cash to Tower Sub as provided in Section 3.3, Tower Sub shall repay the Tower Sub Note in its entirety.

                                 4. THE CLOSING

              4.1 CLOSING DATE. Subject to the terms and conditions of this Agreement, the Closing will take place at the offices of Jones, Day, Reavis & Pogue in New York, New York at 10:00 a.m. local time on the fifth Business Day following the fulfillment of all conditions to Closing (other than those conditions contemplated to be fulfilled concurrently with the Closing), or at such other place or time or on such other date as Nextel and Tower Aggregator may agree or as may be necessary to permit the fulfillment or waiver of the conditions set forth in Section 5.

              4.2 CLOSING OF THE TOWER ASSET TRANSFER. Prior to the Closing and subject to the terms and conditions of this Agreement, the Transferring Subsidiaries shall transfer the Tower Assets then owned by them to Parent Co., Parent Co. shall transfer the Tower Assets transferred to it from the Transferring Subsidiaries to Tower Sub, and Tower Sub shall assume the Assumed Liabilities, such transfer and assumption being evidenced by Asset Transfer and Assumption of Liability Documents executed as required by the Transferring Subsidiaries, Parent Co., and Tower Sub.

              4.3 DELIVERIES BY TOWER AGGREGATOR. At the Closing and as of the date thereof, each of Tower Aggregator, SCI, and SHI Merger Sub shall deliver or cause to be delivered to Nextel:

              (a) its Certificate of Incorporation (and, in the case of Tower Aggregator, the Amended and Restated Certificate of Incorporation), certified by the Secretary of State of the state of its incorporation as of a recent date;

              (b) a certificate of the Secretary of State of the state of its incorporation as to its good standing in that state or jurisdiction as of a recent date;

              (c) a certificate dated as of the Closing Date of its Secretary certifying as to its Bylaws, a true and correct copy of which is attached to such certificate and which copy, in the case of Tower Aggregator, reflects the changes to the Bylaws contemplated by the Stockholders' Agreement;

              (d) a certificate dated as of the Closing Date of its Secretary certifying as to the resolutions authorizing this Agreement and the Ancillary Agreements to which it will be a party and the transactions contemplated hereby and thereby;

              (e) evidence that its stockholders have authorized this Agreement and the Ancillary Agreements and the transactions contemplated hereby and thereby including approval of the Amended and Restated Certificate of Incorporation as contemplated herein, in compliance with applicable law;

              (f) an Officer's Certificate, dated as of the Closing Date, certifying as to the fulfillment of the conditions specified in Sections 5.2(a) and (b); and

              (g) evidence of receipt and effectiveness of consent of the requisite holders of notes under the Indenture with respect to the transactions contemplated by this Agreement and the Ancillary Agreements.

              4.4 DELIVERIES BY NEXTEL, PARENT CO., THE TRANSFERRING SUBSIDIARIES, AND TOWER SUB. (a) At the Closing and as of the date thereof, each of Nextel, Parent Co., the Transferring Subsidiaries, Merger Sub, and Tower Sub shall deliver or cause to be delivered to Tower Aggregator:

              (i) its Certificate of Incorporation, certified by the Secretary of State of the state in which it is incorporated as of a recent date;

              (ii) a certificate of the Secretary of State of the state of its incorporation as to its good standing in that state or jurisdiction as of a recent date;

              (iii) a certificate dated as of the Closing Date of its Secretary certifying as to its Bylaws, a true and correct copy of which is attached to such certificate;

              (iv) a certificate dated as of the Closing Date of its Secretary certifying as to the resolutions authorizing this Agreement and the Ancillary Agreements to which it will be a party and the transactions contemplated hereby and thereby;

              (v) evidence that the consent of Nextel's bank lenders with respect to the transactions contemplated by this Agreement and the Ancillary Agreements has been obtained, together with documents evidencing that such lenders have released the Tower Assets from the Liens granted pursuant to the Credit Agreement and related security agreements; and

              (vi) an Officer's Certificate, dated as of the Closing Date, certifying as to the fulfillment of the conditions specified in Section 5.3(a) and (b).

              (b) Prior to the Effective Time, Tower Sub shall deliver or cause to be delivered to Parent Co. form UCC-1 financing statements covering the Tower Assets executed by an authorized officer of Tower Sub as contemplated by the Security and Subordination Agreement.

              4.5 THE CLOSING. Subject to the terms and conditions of this
Agreement:

              (a) Immediately prior to the Effective Time:

              (i) Nextel, the Transferring Subsidiaries and/or their Affiliates, and Tower Sub and the Landlord Parties (as defined therein) shall execute the Nextel Master Site Lease Agreement;

              (ii) Nextel, the Transferring Subsidiaries, Tower Aggregator, and Tower Sub shall execute the Master Site Commitment Agreement;

              (iii) Parent Co. and/or its Affiliates and Tower Sub shall execute the Security and Subordination Agreement; and

              (iv) Parent Co., Partner and its Subsidiaries, Tower Sub, and the Landlord Parties (as defined therein) shall execute the Partner Master Site Lease Agreement.

              (b) At the Closing and as of the date thereof:

              (i) Parent Co., the WCAS Purchasers, the Whitney Purchasers, the CIBC Purchasers, and such other stockholders of Tower Aggregator Capital Stock as are required to amend the Existing Stockholders' Agreement shall execute the Stockholders' Agreement;

              (ii) Parent Co., Tower Aggregator, the WCAS Purchasers, the Whitney Purchasers, and the CIBC Purchasers shall execute the Registration Rights Agreement; and

              (iii) The Tower Sub Note shall be repaid by payment to Parent Co. in immediately available funds via wire transfer to an account designated by Parent Co. to Tower Aggregator prior to the Closing Date.

              (c) The Merger will become effective on the Closing Date at such time as the Certificate of Merger has been accepted for filing by the Secretary of State of the State of Delaware (the "Effective Time").

                  5. CONDITIONS TO MERGER CLOSING

              5.1 CONDITIONS TO THE OBLIGATIONS OF ALL PARTIES. The respective obligations of each party to consummate the transactions contemplated by this Agreement are subject to the fulfillment at or prior to the Effective Time of each of the following conditions, any or all of which may be waived in whole or in part by the party being benefitted thereby, to the extent permitted by applicable Law:

              (a) HSR ACT. Nextel and Tower Aggregator shall have complied in all material respects with the applicable requirements of the HSR Act, and any applicable waiting period (including any extension thereof by reason of a request for additional information) relating to the Notification and Report shall have expired or been terminated.

              (b) NO GOVERNMENTAL ACTION. No Action by any Governmental Authority shall have been instituted and be pending which imposes or seeks to impose any remedy, condition, or restriction unacceptable to either Nextel or Tower Aggregator, in its reasonable judgment.

              (c) AUTHORIZATIONS. All (i) Authorizations specified in the Nextel Disclosure Statement and the Tower Aggregator Disclosure Statement and (ii) other Authorizations required in connection with the execution and delivery of this Agreement and the Ancillary Agreements and the performance of the obligations hereunder and thereunder shall have been made or obtained, in each case without limitation or restriction, except, in the case of Authorizations referred to in clause (ii) above, where the failure to have obtained such Authorizations would not (A) have a material adverse effect on the Tower Assets taken as a whole, (B) materially impair the ability of any party to perform its obligations under this Agreement or any of the Ancillary Agreements, or (C) have a material adverse effect on the Business Condition of the Surviving Corporation and its Subsidiaries taken as a whole.

              (d) NO INJUNCTION. There shall not be in effect any Order restraining, enjoining, or otherwise preventing consummation of the transactions contemplated by this Agreement or any of the Ancillary Agreements or permitting such consummation only subject to any condition or restriction unacceptable to either Nextel or Tower Aggregator, in its reasonable judgment.

              (e) NEXTEL BANK CONSENT. All required authorizations, consents, or approvals of the Lenders required by the Credit Agreement dated as of March 12, 1998, as amended, among Nextel, Nextel Finance Company, and the other parties thereto (the "Credit Agreement") to permit transfer of the Tower Assets and consummation of the Merger as contemplated herein, including instruments reflecting the release of the Liens (but not the recordation of such release) of the lenders thereunder in and to the Tower Assets, shall have been obtained.

              (f) THIRD PARTY CONSENTS. All required authorizations, consents, or approvals of any third party shall have been obtained, except insofar as the failure to have obtained such authorizations, consents, or approvals would not
(i) have a material adverse effect on the operations and financial condition of the Tower Assets taken as a whole, (ii) materially impair the ability of any party to perform its obligations under this Agreement or any of the Ancillary Agreements, or (iii) have a material adverse effect on the Business Condition of the Surviving Corporation and its Subsidiaries taken as a whole.

              (g) EXECUTION OF ANCILLARY AGREEMENTS. All requisite parties shall have executed each of the Ancillary Agreements and each of them shall be in full force and effect.

              (h) SECURITIES LAW EXEMPTION. All actions necessary or desirable to permit the issuance of shares of Tower Aggregator Capital Stock under Section 4(2) or other applicable exemptions of the Securities Act and the analogous provisions of any applicable state securities or blue sky laws shall have been taken and shall have become effective, and none of the parties hereto shall be subject to an effective or threatened stop order issued or issuable by the Securities and Exchange Commission or any state securities law administrator.

              (i) CONSENTS FROM HOLDERS OF NOTES. Tower Aggregator shall have obtained all required consents or approvals from the holders of notes issued by Tower Aggregator pursuant to the Indenture, dated as of June 6, 1998, between Tower Aggregator and United States Trust Company of New York, as trustee (the "Indenture"), including, without limitation, the consent to any amendments to, or waivers of the provisions of, such Indenture required to permit the transactions contemplated by this Agreement and the Ancillary Agreements and such other amendments as the parties hereto shall approve, in each case in form reasonably satisfactory to Tower Aggregator and Nextel. The consents and approvals in the foregoing sentence shall include a waiver of the change of control put right contained in such Indenture or, alternatively, Tower Aggregator shall have obtained a financing commitment reasonably satisfactory to Tower Aggregator with respect to the ability of Tower Aggregator to pay for any notes put to it as a result of the transactions contemplated hereby.

              (j) CONSUMMATION OF FINANCING. SCI shall have executed a credit agreement (the "SCI Credit Agreement") with its lenders in connection with the transactions contemplated by this Agreement on terms no less favorable to SCI in any material respect than those set forth in the commitment letter dated January 15, 1999, as amended, delivered to SCI and disclosed by SCI to Parent Co. prior to the date hereof (the "SCI Commitment Letter"), and SCI and Tower Aggregator shall have received funds under the SCI Credit Agreement sufficient to satisfy the condition specified in Section 5.1(l), in each case without waiving any material condition precedent set forth in the SCI Credit Agreement in such a manner so as to materially adversely affect SCI or Tower Aggregator; provided, however, that in no event may Tower Aggregator rely on this condition to refuse to consummate the Merger if SCI's lenders are willing to execute the SCI Credit Agreement on terms no less favorable in any material respect than those set forth in the SCI Commitment Letter and SCI fails or refuses to execute the SCI Credit Agreement.

              (k) CONSUMMATION OF PREFERRED STOCK PURCHASE AGREEMENT AND SCI CREDIT AGREEMENT. Tower Aggregator and SCI, as appropriate, shall have consummated the transactions contemplated by and received funds under the Preferred Stock Purchase Agreement and the SCI Credit Agreement, and Tower Aggregator shall not have waived any material condition precedent set forth in the Preferred Stock Purchase Agreement in such a manner so as to materially adversely affect Tower Aggregator, and Tower Aggregator shall have received at least $230,000,000 in gross proceeds thereunder.

              (l) ADEQUACY OF FUNDS. The funds received by Tower Aggregator and SCI pursuant to the SCI Credit Agreement and the Preferred Stock Purchase Agreement, together with the cash on hand of Tower Aggregator, shall be in an amount sufficient to repay the Tower Sub Note, pay the consideration allocated to the Master Site Commitment Agreement and pay all fees and expenses incurred by Tower Aggregator and SCI in connection with the transactions contemplated hereby.

              5.2 CONDITIONS TO OBLIGATIONS OF NEXTEL AND ITS SUBSIDIARIES. The obligations of Nextel and its Subsidiaries to consummate the transactions contemplated by this Agreement are subject to the fulfillment, at or prior to the Effective Time, of each of the following conditions, any or all of which may be waived in whole or part by Nextel, to the extent permitted by applicable Law:

              (a) REPRESENTATIONS AND WARRANTIES OF TOWER AGGREGATOR TRUE. The representations and warranties of Tower Aggregator in this Agreement and in the Preferred Stock Purchase Agreement were true when made and shall be true in all material respects at the time of the Closing with the same effect as though such representations and warranties had been made at such time and Tower Aggregator shall have so certified to Nextel in writing, except for (i) changes resulting from actions permitted under this Agreement prior to Closing, changes resulting from the consummation of the transactions contemplated by this Agreement and the Ancillary Agreements and the consummation of the Financing Transactions on terms no less favorable in any material respect than those reflected in the SCI Commitment Letter and the Preferred Stock Purchase Agreement and (ii) any representations and warranties in this Agreement and in the Preferred Stock Purchase Agreement that speak as of a specific date other than the Closing Date (which need only be correct as of such date).

              (b) PERFORMANCE BY TOWER AGGREGATOR. Tower Aggregator and its Subsidiaries shall have performed or complied with all agreements and conditions required herein to be performed or complied with by them prior to or at the time of the Closing.

              (c) NO CHANGE OF CONTROL OF TOWER AGGREGATOR. Tower Aggregator shall not have undergone a Change of Control to which Nextel has not consented except as contemplated by this Agreement and the Financing Transactions.

              (d) BUSINESS OF TOWER AGGREGATOR AND SUBSIDIARIES. Since September 30, 1998, there shall have been no material adverse change in the Business Condition of Tower Aggregator and its Subsidiaries taken as a whole.

              (e) CONFIDENTIALITY. Each of Stephen H. Clark and David P. Tomick shall have executed and delivered an agreement containing the confidentiality provisions substantially in the form attached hereto as Exhibit I.

              (f) AMENDED AND RESTATED CERTIFICATE OF INCORPORATION. Tower Aggregator shall have filed with the Secretary of State of the State of Delaware (and in each other location, if any, where required by law) its Amended and Restated Certificate of Incorporation in the form attached hereto as Exhibit H-1 and such Amended and Restated Certificate of Incorporation shall be in full force and effect.

              (g) PARTNER MASTER SITE LEASE AGREEMENT. The Landlord Parties (as defined therein) shall have executed the Partner Master Site Lease Agreement.

              (h) SATISFACTORY BANK CONSENT. The authorizations, consents, or approvals obtained from the lenders under the Credit Agreement, as contemplated in Section 5.1(e), shall reflect terms permitting Nextel to utilize the proceeds received by Parent Co. in connection with the Merger in the development of Nextel's domestic nationwide digital mobile network, without any reduction of financing available pursuant to such Credit Agreement, and otherwise shall reflect terms satisfactory to Nextel in its sole discretion.

              5.3 CONDITIONS TO OBLIGATIONS OF TOWER AGGREGATOR. The obligations of Tower Aggregator to consummate the transactions contemplated by this Agreement are subject to the fulfillment, at or prior to the Effective Time, of each of the following conditions, any or all of which may be waived in whole or in part by Tower Aggregator to the extent permitted by applicable Law:

              (a) REPRESENTATIONS AND WARRANTIES OF NEXTEL AND ITS SUBSIDIARIES TRUE. The representations and warranties of Nextel and its Subsidiaries were true when made and shall be true in all material respects at the time of the Closing with the same effect as though such representations and warranties had been made at such time and Nextel shall have so certified to Tower Aggregator in writing, except for (i) changes resulting from actions permitted under this Agreement prior to Closing and changes resulting from the consummation of the transactions contemplated by this Agreement and the Ancillary Agreements, (ii) any representations and warranties that speak as of a specific date other than the Closing Date (which need only be correct as of such date), and (iii) changes to the Nextel Disclosure Statement pursuant to Section 2.6 that have not been identified as unacceptable to Tower Aggregator pursuant to Section 2.6.

              (b) PERFORMANCE BY NEXTEL AND ITS SUBSIDIARIES. Nextel and its Subsidiaries shall have performed or complied with all agreements and conditions required herein to be performed or complied with by them prior to or at the time of the Closing.

              (c) ASSET TRANSFERS COMPLETE. The transfer of the Tower Assets from the Transferring Subsidiaries to Parent Co., and in turn by Parent Co. to Tower Sub, and the assumption of the Assumed Liabilities by Parent Co., and in turn by Tower Sub, shall have been completed in accordance with the provisions of Article 2 hereof (taking into account the alternate arrangements to be instituted in lieu of assignment as contemplated by Section 2.5 if any agreement or contract to be assigned includes conditions or restrictions that prohibit such assignment without the consent of a third party and such third party fails to grant such consent).

              (d) NO CHANGE TO TOWER ASSETS. Since September 30, 1998, there shall have been no material adverse change in the Tower Assets taken as a whole.

              (e) PARTNER MASTER SITE LEASE AGREEMENT. Parent Co., Partner and its Subsidiaries shall have executed the Partner Master Site Lease Agreement or if Partner and its Subsidiaries shall fail to execute the Partner Master Site Lease Agreement, the Transferring Subsidiaries shall execute Site Schedules to the Nextel Master Site Lease Agreement for all Sites in the Partner Area at which Existing Towers and Additional Towers are located, which Site Schedules shall be attached to the Nextel Master Site Lease Agreement.

              (f) DELIVERY OF 2,000 SITES. At the Closing the Existing Towers and Additional Towers delivered under this Agreement shall consist of at least 2,000 Sites.

           6. REPRESENTATIONS AND WARRANTIES OF NEXTEL

              Nextel, the Transferring Subsidiaries, Parent Co., Merger Sub and Tower Sub hereby jointly and severally represent and warrant to Tower Aggregator that:

              6.1 ORGANIZATION OF NEXTEL. Nextel (a) is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and (b) has all requisite corporate or other power and authority to own or lease and operate its properties, to carry on its business as now conducted, to enter into this Agreement and each of the Ancillary Agreements to which it is a party, to carry out the provisions of this Agreement and such Ancillary Agreements, and to consummate the transactions contemplated hereby and thereby.

              6.2 ORGANIZATION OF NEXTEL'S SUBSIDIARIES. (a) Each of Parent Co., Tower Sub, Merger Sub, and the Transferring Subsidiaries (collectively, together with Nextel, the "Nextel Group") is a corporation duly organized, validly existing, and in good standing under the laws of the jurisdiction of its organization, (b) each of Tower Sub, Merger Sub, and the Transferring Subsidiaries has all requisite corporate or other power and authority to own or lease and operate those of the Tower Assets owned or leased by it, to carry on its business relating to the Tower Assets as now conducted, to enter into this Agreement and each of the Ancillary Agreements to which it is or will be a party, to carry out the provisions of this Agreement and, if applicable, the Ancillary Agreements, and to consummate the transactions contemplated hereby and thereby and (c) each of Parent Co., Tower Sub, and Merger Sub is a newly formed, directly (in the case of Parent Co.) or indirectly (in the case of Tower Sub and Merger Sub) wholly-owned Subsidiary of Nextel and, except for activities incident to its formation and the transactions contemplated by this Agreement, has not engaged in any business activities of any type or kind whatsoever and is not subject to any liabilities or obligations of any nature, except as imposed under, or expressly contemplated by, this Agreement and the Ancillary Agreements.

              6.3 AUTHORIZATION OF AGREEMENTS. (a) This Agreement and each of the Ancillary Agreements, and the consummation of the transactions contemplated hereby and thereby, have been duly authorized by all necessary corporate (and stockholder) action on the part of each member of the Nextel Group that is or will be a party thereto.

              (b) This Agreement has been duly executed and delivered by duly authorized officers of each member of the Nextel Group and constitutes a valid and binding agreement of each member of the Nextel Group, enforceable against each of them in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other similar laws of general application that may affect the enforcement of creditors' rights generally and by general equitable principles.

              (c) When executed, each of the Ancillary Agreements will have been duly executed and delivered by duly authorized officers of each member of the Nextel Group that is a party thereto and will constitute a valid and binding agreement of each such member, enforceable against each of them in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other similar laws of general application that may affect the enforcement of creditors' rights generally and by general equitable principles.

              6.4 COMPLIANCE WITH CHARTER AND OTHER INSTRUMENTS. (a) No member of the Nextel Group is in violation of any material term of its Certificate of Incorporation, Bylaws, or other organizational documents.

              (b) The execution, delivery, and performance of this Agreement and the Ancillary Agreements and the consummation of the transactions contemplated hereby and thereby in accordance with the terms hereof and thereof by Nextel and its Subsidiaries will not result in any violation of or conflict with, constitute a default (with or without notice or the lapse of time) under, or give rise to a right of termination, cancellation, acceleration of, or result in the imposition of any Lien under, or require any consent (other than such consents as are listed in Section 6.4(c) of the Nextel Disclosure Statement) under, any term of (i) the Certificates of Incorporation, Bylaws, or other organizational documents of any member of the Nextel Group or (ii) any note, bond, debt instrument, mortgage, indenture, or other agreement or instrument or, except as set forth in subparagraph (c), any Law or Order by which any member of the Nextel Group or their respective assets may be bound, except where such violation, conflict or default, right of termination, cancellation or acceleration, imposition of a Lien, or failure to obtain such consent, individually or in the aggregate, would not have a material adverse effect on
(A) the Tower Assets taken as a whole or (B) the ability of any member of the Nextel Group to perform its obligations under this Agreement or any of the Ancillary Agreements.

              (c) Section 6.4(c) of the Nextel Disclosure Statement lists (i) all Authorizations that are required to be made, filed, given, or obtained by any member of the Nextel Group with, to, or from any Governmental Authority in connection with the transactions contemplated to occur at or prior to the Closing by this Agreement and the Ancillary Agreements and (ii) all consents, approvals, and waivers required to be given by, or obtained from, any other Persons to or by any member of the Nextel Group in connection with the consummation of the transactions contemplated to occur at or prior to the Closing by this Agreement and the Ancillary Agreements other than those Authorizations, consents, approvals, and waivers as to which the failure to make, file, give, or obtain, individually or in the aggregate, would not have a material adverse effect (A) on the Tower Assets taken as a whole or (B) the ability of any member of the Nextel Group to perform its obligations under this Agreement or any of the Ancillary Agreements. Nextel shall advise Tower Aggregator in writing, prior to Closing, of such Authorizations, consents, approvals, and waivers that have been sought but have not been obtained by Nextel or any Subsidiary of Nextel.

              (d) Except as set forth in Section 6.4(d) of the Nextel Disclosure Statement, each of (i) the real property leases that give the Transferring Subsidiaries rights in the Tower Assets and (ii) the Tenant Leases (the instruments described in clauses (i) and (ii) together, the "Third Party Agreements") permits an assignment by the relevant Transferring Subsidiary to Parent Co. and in turn by Parent Co. to Tower Sub as contemplated hereby because Parent Co. and Tower Sub are Affiliates of Nextel. Except as set forth in
Section 6.4(d) of the Nextel Disclosure Statement, none of the Third Party

Agreements, by its express terms, requires the consent of any party thereto in connection with the Merger.

              6.5 TOWER SUB COMMON STOCK. (a) The authorized capital stock of Tower Sub consists of 100 shares of Tower Sub Common Stock, $.001 par value (the "Tower Sub Common Stock"), all of which shares will be issued and outstanding and owned free and clear of any Liens by Merger Sub immediately prior to the Effective Time. All of the Tower Sub Common Stock will have been duly authorized and validly issued, fully paid, and nonassessable.

              (b) Except as provided or contemplated in this Agreement or any of the Ancillary Agreements, there are no:

              (i) outstanding options, warrants, conversion rights, or other rights to acquire, or obligations to issue, shares of Tower Sub Common Stock or any other equity interests in, or securities convertible into or exchangeable for, Tower Sub Common Stock;

              (ii) agreements restricting the transfer of, or affecting the rights of any holder of, Tower Sub Common Stock;

              (iii) preemptive rights on the part of any holder of any of Tower Sub Common Stock;

              (iv) existing rights with respect to registration under the Securities Act of any shares of Tower Sub Common Stock; or

              (v) voting agreements, voting trusts, proxies or any other agreements, instruments or understandings with respect to the voting of any shares of Tower Sub, or the transferability, purchase or redemption of any Tower Sub Common Stock.

              6.6 MERGER SUB COMMON STOCK. (a) The authorized capital stock of Merger Sub consists of 100 shares of Merger Sub Common Stock, $.001 par value (the "Merger Sub Common Stock"), all of which shares will be issued and outstanding and owned free and clear of any Lien by Parent Co. immediately prior to the Effective Time. All of the Merger Sub Common Stock has been duly authorized and validly issued, fully paid, and nonassessable.

              (b) Except as provided or contemplated in this Agreement or any of the Ancillary Agreements, there are no:

              (i) outstanding options, warrants, conversion rights, or other rights to acquire, or obligations to issue, shares of Merger Sub Common Stock or any other equity interests in, or securities convertible into or exchangeable for, Merger Sub Common Stock;

              (ii) agreements restricting the transfer of, or affecting the rights of any holder of, Merger Sub Common Stock;

              (iii) preemptive rights on the part of any holder of any of Merger Sub Common Stock;

              (iv) existing rights with respect to registration under the Securities Act of any shares of Merger Sub Common Stock; or

              (v) voting agreements, voting trusts, proxies, or any other agreements, instruments, or understandings with respect to the voting of any shares of Merger Sub, or the transferability, purchase, or redemption of any Merger Sub Common Stock.

              6.7 LITIGATION. Except as set forth in Section 6.7 of the Nextel Disclosure Statement, there are no Actions pending or, to the knowledge of Nextel, threatened against any member of the Nextel Group or any of the Tower Assets, except Actions that, in the aggregate, are not reasonably expected to have a material adverse effect on the Tower Assets taken as a whole or on the ability of any member of the Nextel Group to perform its obligations under this Agreement and the Ancillary Agreements. There are no Orders pending against any member of the Nextel Group or any of the Tower Assets except Orders that, in the aggregate, are not reasonably expected to have a material adverse effect on the Tower Assets taken as a whole or the ability of any member of the Nextel Group to perform its obligations under this Agreement or any of the Ancillary Agreements, or that would prohibit the transactions contemplated by this Agreement and the Ancillary Agreements.

              6.8 EMPLOYEE BENEFIT PLANS. (a) Tower Sub does not currently have, nor has it had in the past, any employees. Tower Sub has no liabilities or obligations with respect to, or any Benefit Plan relating to, any employees of Nextel or any other Person. Merger Sub does not currently have, nor has it had in the past, any employees. Merger Sub has no liabilities or obligations with respect to, or any Benefit Plan relating to, any employees of Nextel or any other Person.

              (b) Neither Nextel nor any ERISA Affiliate of Nextel or its Subsidiaries has, or at any time has had, an obligation to contribute to a "defined benefit plan" as defined in Section 3(35) of ERISA, a pension plan subject to the funding standards of Section 302 of ERISA or Section 412 of the Code, a "multiemployer plan" as defined in Section 3(37) of ERISA or Section 414(f) of the Code or a "multiple employer plan" within the meaning of Section 210(a) of ERISA or Section 413(c) of the Code.

              (c) Each group health plan of Nextel has been administered in material compliance with all applicable Laws.

              6.9 ABSENCE OF CERTAIN CHANGES OR EVENTS. Except as set forth in
Section 6.9 of the Nextel Disclosure Statement, since September 30, 1998, there has not been any material adverse change in the Tower Assets taken as a whole.

              6.10 COMPLIANCE WITH LAWS. (a) The conduct of the business of each member of the Nextel Group with respect to the Tower Assets complies with all Laws and Orders applicable thereto, except for violations or failures so to comply, if any, that would not have a material adverse effect on (i) the Tower Assets taken as a whole or (ii) the ability of any member of the Nextel Group to perform its obligations under this Agreement or any of the Ancillary Agreements. Except as set forth in Section 6.10 of the Nextel Disclosure Statement, as of the date hereof no member of the Nextel Group has received any communication (either written or oral) from a Governmental Authority that alleges that any member of the Nextel Group is not in compliance with, or may be liable under, any Law or Order other than instances of alleged non-compliance or alleged liability that are not reasonably expected to have a material adverse effect on
(A) the Tower Assets taken as a whole or (B) the ability of any member of the Nextel Group to perform its obligations under this Agreement or any of the Ancillary Agreements.

              (b) (i) As of the date hereof, each member of the Nextel Group has duly secured and possesses all necessary Licenses and Authorizations from, and has filed all material required registrations, applications, reports, and other documents with, all Governmental Authorities exercising jurisdiction over such member, in connection with or with respect to the Tower Assets except where the failure to have such Licenses or Authorizations or the failure to make such filings would not reasonably be expected to have a material adverse effect on (A) the Tower Assets taken as a whole or (B) the ability of any member of the Nextel Group to perform its obligations under this Agreement or any of the Ancillary Agreements. Such Licenses and Authorizations are valid and in full force and effect without materially adverse conditions except for such conditions as are generally applicable to all holders of such Licenses and Authorizations.

              (ii) No member of the Nextel Group has made any material misstatements of fact, or omitted to disclose any material fact, to any Governmental Authority, or taken or failed to take any action, which misstatements or omissions, actions or failures to act, individually or in the aggregate, subject any Licenses held by it in connection with or with respect to the Tower Assets to a risk of revocation or failure to renew. No member of the Nextel Group is subject to any Order or Action pending or, to the knowledge of Nextel, threatened, that affects or would reasonably be expected to affect the validity of any License held by it in connection with or with respect to the Tower Assets, or result in the revocation, termination, or adverse modification thereof, or impair the renewal thereof, except where the invalidity of such Licenses (individually or in the aggregate) or the revocation, termination, adverse modification, or nonrenewal thereof would not have a material adverse effect (A) on the Tower Assets taken as a whole or (B) the ability of any member of the Nextel Group to perform its obligations under this Agreement or any of the Ancillary Agreements. No member of the Nextel Group has any reason to believe that any of its Licenses held by it in connection with or with respect to the Tower Assets will not be renewed in the ordinary course, except where such nonrenewal (individually or in the aggregate) would not have a material adverse effect on (A) the Tower Assets taken as a whole or
      (B) the ability of any member of the Nextel Group to perform its obligations under this Agreement or any of the Ancillary Agreements.

              (c) No member of the Nextel Group has caused or taken any action that is reasonably expected to result in, and none of them is subject to, any material potential liability or obligation under any Environmental Law relating to (i) the environmental conditions on, under, or about any real property currently or formerly owned, leased, or operated by any such member, including, without limitation, any contamination of soil or groundwater at such properties, or (ii) the past or present use, management, handling, transport, treatment, generation, storage, or release of any Hazardous Materials by any such member.

              6.11 TOWER ASSETS. (a) At Closing the Transferring Subsidiaries will have delivered to Parent Co. and Parent Co. will have delivered to Tower Sub (i) good and marketable leasehold title in the real property leasehold interest referred to in Section 2.1(a)(i) included in the Tower Assets free and clear of Liens or other title defects, other than Permitted Liens and (ii) good and marketable fee simple absolute title to the Owned Real Property included in the Tower Assets free and clear of Liens or other title defects, other than Permitted Liens and, after the Merger, the Surviving Corporation will receive all of the Transferring Subsidiaries' (and each other member of the Nextel Group's, as applicable) rights to and interests in the Third Party Agreements. The Transferring Subsidiaries have the right and power to transfer, and will transfer, the Tower Assets to Parent Co., and Parent Co. has the right and power to transfer, and will transfer the Tower Assets to Tower Sub free and clear of Liens or other title defects, other than Permitted Liens.

              (b) Except as set forth in Section 6.11(b) of the Nextel Disclosure Statement, neither Nextel nor any Transferring Subsidiary has received any written notice or communication and has no knowledge of (i) any pending or contemplated condemnation proceedings, or private purchase in lieu thereof, affecting or that may affect the Tower Assets or (ii) any proposed or pending proceeding to change or redefine the zoning classification of any of the Tower Assets other than such proceedings that would not have a material adverse effect on (A) the Tower Assets taken as a whole or (B) the ability of any member of the Nextel Group to perform its obligations under this Agreement or any Ancillary Agreement.

              (c) To Nextel's knowledge the Transferring Subsidiaries are in compliance with all provisions of (and are not in default under) their contracts and obligations relating to or constituting the Tower Assets, including, without limitation, the Third Party Agreements. Except as set forth in Section 6.11(c) of the Nextel Disclosure Statement, to Nextel's knowledge, the Third Party Agreements (i) are in full force and effect and no default exists thereunder and no condition exists, which with the passage of time or the giving of notice, or both, would become a default and (ii) have not been amended, supplemented, modified, or terminated except where such breach or default, or amendment, supplement, modification, or termination, individually or in the aggregate, would not have a material adverse effect on the Tower Assets taken as a whole. Neither Nextel nor any of the Transferring Subsidiaries has any knowledge of nor has received any notices or communications charging any non-compliance or default under the Third Party Agreements that would have a material adverse effect on (A) the Tower Assets taken as a whole or (B) the ability of any member of the Nextel Group to perform its obligations under this Agreement or any Ancillary Agreement.

              (d) Except for Tenant Leases and, except pursuant to the terms of any agreements evidencing real property leasehold interests included in the Tower Assets, the other parties to such agreements, no Person (other than Nextel, the Transferring Subsidiaries, Parent Co., or Tower Sub) has or claims any right of occupancy or possession to any Tower Asset.

              (e) Except as set forth in Section 6.11(e) of the Nextel Disclosure Statement, no brokerage commission or compensation of any kind is due or will be due in connection with the Tenant Leases (as in effect on the date hereof) or with respect to any renewals or options contained therein.

              (f) Except as set forth in Section 6.11(f) of the Nextel Disclosure Statement, there are no material service contracts, maintenance contracts, union contracts, concession agreements, Licenses, agency agreements or any other written contracts or agreements (collectively, the "Service Contracts") affecting any of the Tower Assets or the operation thereof, except for contracts or agreements (oral or written) that are cancelable on no more than 30 days' notice without penalty. Except as set forth in Section 6.11(f) of the Nextel Disclosure Statement, Nextel and the Transferring Subsidiaries are current with respect to the payment of any sums due under the Service Contracts.

              (g) Except as set forth in Section 6.11(g) of the Nextel Disclosure Statement, each parcel of real property that is owned by a Transferring Subsidiary and that constitutes a part of the Tower Assets (the "Owned Real Property") is separately assessed for real property tax purposes and, to the best of Nextel's knowledge, (i) no special assessments have been issued against any such Owned Real Property and (ii) no certiorari proceedings are pending with respect to any such assessment. Except as set forth in Section 6.11(g) of the Nextel Disclosure Statement, neither Nextel nor any of the Transferring Subsidiaries has received any written notice or communications regarding any pending special assessments against any such Owned Real Property.

              (h) Section 6.11(h) of the Nextel Disclosure Statement sets forth a complete and accurate list of all Third Party Agreements. There are no liabilities or obligations of the type that would be required to be reported on financial statements prepared in accordance with generally accepted accounting principles, whether absolute, accrued, contingent or otherwise, known or unknown, that relate to the Tower Assets, except (i) obligations under the Third Party Agreements and (ii) liabilities and obligations disclosed on the Nextel Disclosure Statement.

IT IS EXPRESSLY UNDERSTOOD AND AGREED THAT TOWER AGGREGATOR IS ACCEPTING THE TOWER ASSETS IN "AS IS/WHERE IS" CONDITION WITHOUT ANY REPRESENTATION OR WARRANTY WHATSOEVER AS TO THE QUALITY, PHYSICAL CONDITION, MERCHANTABILITY, OR FITNESS FOR USE, PARTICULAR OR OTHERWISE, EXCEPT AS SET FORTH IN THIS SECTION 6.

              6.12 BROKERS AND FINDERS. Except for the fees and expenses payable to BT Alex. Brown Incorporated, which will be the sole obligation of, and paid by, the Nextel Group, no member of the Nextel Group has employed any investment banker, broker, finder, consultant, or intermediary that would be entitled to any investment banking, brokerage, finder's, or similar fee, or commission in connection with this Agreement or the transactions contemplated hereby.

              6.13 TOWER DEVELOPMENT. Except as set forth in Section 6.13 of the Nextel Disclosure Statement, neither Nextel nor any of its Subsidiaries is a party to or bound by any agreement or option giving any third party the right to develop, construct or own communications towers. Neither the execution, delivery or performance of this Agreement or the Ancillary Agreements, nor the consummation of the transactions contemplated hereby and thereby, will violate, conflict with, constitute a default (with or without notice or the lapse of time) under or give rise to a right of termination, cancellation, or acceleration of any such agreement or option.

7. REPRESENTATIONS AND WARRANTIES OF TOWER AGGREGATOR

              Tower Aggregator, SCI, and SHI Merger Sub hereby jointly and severally represent and warrant to Nextel, Parent Co., Tower Sub, Merger Sub, and the Transferring Subsidiaries that:

              7.1 ORGANIZATION OF TOWER AGGREGATOR AND SUBSIDIARIES. Each of Tower Aggregator and its Subsidiaries (a) is a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation, (b) is duly qualified as a foreign entity, licensed and in good standing under the laws of each jurisdiction where its ownership, lease, or operation of property or the conduct of its business necessitates such qualification, except to the extent that the failure to do so would not have a material adverse effect on the Business Condition of Tower Aggregator and its Subsidiaries taken as a whole, and (c) has all requisite corporate or other power and authority to own or lease and operate its properties, to carry on its business as now

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


conducted and proposed to be conducted, to enter into this Agreement and each of the Ancillary Agreements, to carry out the provisions of this Agreement and the Ancillary Agreements, and to consummate the transactions contemplated hereby and thereby.

              7.2 TOWER AGGREGATOR SUBSIDIARIES. (a) All of the Subsidiaries of Tower Aggregator are set forth in Section 7.2(a) of the Tower Aggregator Disclosure Statement. As of the date hereof, each Subsidiary of Tower Aggregator is a wholly owned Subsidiary thereof and all outstanding shares of capital stock of each of those Subsidiaries are owned by Tower Aggregator or a direct or indirect wholly owned Subsidiary of Tower Aggregator, free and clear of all Adverse Claims and Liens other than those contemplated by the Financing Transactions.

              (b) There are outstanding no options, warrants, or other rights to acquire, or obligations of any of Tower Aggregator's Subsidiaries to issue shares of capital stock of any class of, or other equity interests in, or securities convertible into or exchangeable for capital stock of, any of Tower Aggregator's Subsidiaries. Except as set forth in Section 7.2(b) of the Tower Aggregator Disclosure Statement, there are on the date hereof no agreements restricting the transfer of, or affecting the rights of Tower Aggregator in, the capital stock of its Subsidiaries.

              (c) Except for the shares of capital stock of Tower Aggregator's Subsidiaries and as provided in this Agreement, Tower Aggregator does not own, directly or indirectly, any shares of capital stock of, or any other equity interest in, any Person.

              7.3 AUTHORIZATION OF AGREEMENTS. (a) This Agreement, each of the Ancillary Agreements, and the Amended and Restated Certificate of Incorporation, and the consummation of the transactions contemplated hereby and thereby, have been duly authorized by all necessary corporate and stockholder action of Tower Aggregator and each of its Subsidiaries that is or will be a party thereto.

              (b) This Agreement has been duly executed and delivered by duly authorized officers of each of Tower Aggregator, SCI, and SHI Merger Sub, and constitutes the valid and binding agreement of each of them, enforceable against each of them in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other similar laws of general application that may affect the enforcement of creditors' rights generally and by general equitable principles.

              (c) When executed, each of the Ancillary Agreements will have been duly executed and delivered by duly authorized officers of each of Tower Aggregator and its respective Subsidiaries that are parties thereto, and will constitute the valid and binding agreement of each of them, enforceable against each of them in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other similar laws of general application that may affect the enforcement of creditors' rights generally and by general equitable principles.

              7.4 COMPLIANCE WITH CHARTER AND OTHER INSTRUMENTS. (a) Tower Aggregator is not in violation of any term of its Certificate of Incorporation, Bylaws, or other organizational documents.

              (b) Except as set forth in Section 7.4(b) of the Tower Aggregator Disclosure Statement, the execution, delivery, and performance of this Agreement and the Ancillary Agreements and the consummation of the transactions contemplated hereby and thereby in accordance with the terms hereof and thereof by Tower Aggregator will not result in any violation of or conflict with, constitute a default (with or without notice or the lapse of time) under, or give rise to a right of termination, cancellation, or acceleration of, or a right to put, or compel a tender offer for, outstanding securities under, or result in the imposition of any Lien under, or require any consent (other than such consents as are listed in Section 7.4(c) of the Tower Aggregator Disclosure Statement) under, any term of (i) the Certificate of Incorporation, Bylaws (as amended as contemplated by the terms of the Stockholders' Agreement) or other organizational documents of Tower Aggregator or any of its Subsidiaries or (ii) any note, bond, debt instrument, mortgage, indenture, or other agreement or instrument or, except as set forth in subparagraph (c), any Law or Order by which Tower Aggregator or any of its Subsidiaries or their assets may be bound, except where such violation, conflict or default, right of termination, cancellation or acceleration, put or similar right, imposition of a Lien, or failure to obtain such consent, individually or in the aggregate, would not have a material adverse effect on (A) the Business Condition of Tower Aggregator and its Subsidiaries taken as a whole or (B) the ability of Tower Aggregator to perform its obligations under this Agreement and the Ancillary Agreements.

              (c) Section 7.4(c) of the Tower Aggregator Disclosure Statement lists (i) all Authorizations that are required to be made, filed, given, or obtained by Tower Aggregator or any of its Subsidiaries with, to, or from any Governmental Authority in connection with the transactions contemplated to occur at or prior to the Closing by this Agreement and the Ancillary Agreements and
(ii) all consents, approvals, and waivers required to be given by, or obtained from, any other Persons to or by Tower Aggregator or any of its Subsidiaries in connection with the consummation of the transactions contemplated to occur at or prior to the Closing by this Agreement and the Ancillary Agreements, other than those Authorizations, consents, approvals, and waivers as to which the failure to make, file, give, or obtain, individually or in the aggregate, would not have a material adverse effect on (A) the Business Condition of Tower Aggregator and its Subsidiaries taken as a whole or (B) the ability of Tower Aggregator to perform its obligations under this Agreement and the Ancillary Agreements. Tower Aggregator shall advise Nextel in writing, prior to the Closing, of such Authorizations, consents, approvals, and waivers that have been sought but have not been obtained by Tower Aggregator.

              7.5 CAPITAL STOCK OF TOWER AGGREGATOR. (a) As of the date hereof before giving effect to the transactions contemplated hereby, the authorized capital stock of Tower Aggregator consists of 30,462,830 shares consisting of
(i) 3,462,830 shares of 8% Series A Cumulative Convertible Redeemable Preferred Stock, all of which shares are outstanding, (ii) 7,000,000 shares of 8% Series B Cumulative Convertible Redeemable Preferred Stock, all of which shares are outstanding, and (iii) 20,000,000 shares of Tower Aggregator Common Stock, of which 1,161,135 shares are outstanding. As of the date hereof, options (the "Stock Options") to purchase an aggregate of 1,575,900 shares of Tower Aggregator Common Stock are outstanding under Tower Aggregator's employee stock option plans. As of the Closing Date and after giving effect to the amendments to Tower Aggregator's Certificate of Incorporation reflected in the Amended and Restated Certificate of Incorporation, the consummation of the transactions contemplated hereby, including the Preferred Stock Purchase Agreement, and assuming (x) no conversion of shares of preferred stock prior to the Closing Date, and (y) the purchase by Stephen H. Clark of 225,000 shares of Tower Aggregator Common Stock and (z) the issuance of 6,000,000 shares of Tower Aggregator Common Stock in connection with the SCI Credit Agreement, the authorized capital stock of Tower Aggregator will consist of 155,599,625 shares, consisting of (i) 3,462,830 shares of Tower Aggregator Series A Preferred Stock, all of which shares will be outstanding as of the Closing Date, (ii) 7,000,000 shares of Tower Aggregator Series B Preferred Stock, all of which shares will be outstanding as of the Closing Date,
(iii) 60,136,795 shares of Tower Aggregator Series C Preferred Stock, all of which shares will be outstanding as of the Closing Date, and (iv) 85,000,000 shares of Tower Aggregator Common Stock, of which 7,386,135 shares will be outstanding as of the Closing Date (plus any shares issued pursuant to the exercise of options and warrants from the date hereof to the Closing Date). Each of the outstanding shares of Tower Aggregator Capital Stock is or will upon Closing be duly authorized, validly issued, fully paid, and nonassessable and free and clear of all Adverse Claims and Liens and all such shares have been or will upon Closing have been issued in compliance with all applicable securities laws. As of the Closing Date and after giving effect to the transactions contemplated hereby, including the Preferred Stock Purchase Agreement, Tower Aggregator will have no securities of any class reserved for issuance except (i) 3,462,830 shares of Tower Aggregator Common Stock reserved for issuance upon the conversion of the shares of Tower Aggregator Series A Preferred Stock, 7,000,000 shares of Tower Aggregator Common Stock reserved for issuance upon the conversion of the shares of Tower Aggregator Series B Preferred Stock C, and 60,136,795 shares of Tower Aggregator Common Stock reserved for issuance upon the conversion of the shares of Tower Aggregator Series C Preferred Stock, in each case subject to adjustment pursuant to the Amended and Restated Certificate of Incorporation, and (ii) an adequate number of shares of Tower Aggregator Common Stock reserved for issuance pursuant to the exercise of the Stock Options. Other than rights contained in the Ancillary Agreements, Section 7.5(a) of the Tower Aggregator Disclosure Statement sets forth all preemptive or similar rights, supermajority voting rights, or anti-dilutive rights with respect to the Tower Aggregator Capital Stock.

              (b) Except as set forth in the Ancillary Agreements, in Section 7.5(a), or in Section 7.5(b) of the Tower Aggregator Disclosure Statement, there are no:

              (i) outstanding options, warrants, conversion rights, or other rights to acquire, or obligations to issue, shares of Tower Aggregator Capital

      Stock or other equity interests in, or securities convertible into or exchangeable for, Tower Aggregator Capital Stock or other securities of Tower Aggregator (whether debt, equity, or a combination thereof) or any contract obligating any Person to issue, transfer, or sell, shares of Tower Aggregator Capital Stock;

              (ii) contracts or undertakings which require or may require Tower Aggregator to repurchase any Tower Aggregator Capital Stock;

              (iii) agreements restricting the transfer of, or affecting the rights of any holder of, Tower Aggregator Capital Stock; or

              (iv) existing rights with respect to registration under the Securities Act of any shares of Tower Aggregator Capital Stock.

              (c) Except as set forth in the Ancillary Agreements and in Section 7.5(c) of the Tower Aggregator Disclosure Statement, neither Tower Aggregator nor (to the knowledge of Tower Aggregator) any of its stockholders is a party to any voting agreements, voting trusts, proxies, or any other agreements, instruments, or understandings with respect to the voting of any shares of the Tower Aggregator Capital Stock, or the transferability, purchase, or redemption of any Tower Aggregator Capital Stock.

              7.6 REPORTS AND FINANCIAL STATEMENTS. (a) Attached as Exhibit J to this Agreement are (i) audited consolidated balance sheet, statement of operations, statement of redeemable convertible preferred stock and shareholders' deficiency, and statement of cash flows (including in each case the related notes) of Tower Aggregator and its Subsidiaries as of December 31, 1997, and (ii) an audited consolidated balance sheet, statement of operations, statement of redeemable convertible preferred stock and shareholders' deficiency, and statement of cash flows (including in each case the related notes) of Tower Aggregator and its Subsidiaries for the nine-month period ended September 30, 1998 (together, the "Tower Aggregator Financial Statements"). Each of such balance sheets (including the related notes) presents fairly in all material respects the consolidated financial position of Tower Aggregator as of the date thereof, and the other related statements (including the related notes) included therein present fairly in all material respects the consolidated results of operations and cash flows of Tower Aggregator for the periods or as of the dates set forth therein, all in conformity with generally accepted accounting principles consistently applied during the periods involved, except as otherwise noted therein (subject in the case of interim financial statements to normal year-end adjustments and the absence of footnotes).

              (b) Except and to the extent reflected or reserved against in the Tower Aggregator Financial Statements or as set forth in Section 7.6(b) of the Tower Aggregator Disclosure Statements, since September 30, 1998, neither Tower Aggregator nor any Subsidiary of Tower Aggregator has incurred any material liabilities or obligations of any nature, whether absolute, accrued, contingent, or otherwise, and whether due or to become due, for the periods covered thereby except for liabilities and obligations that (i) were incurred in the ordinary course of business; or (ii) would not be required, under generally accepted accounting principles applied in a manner consistent with Tower Aggregator's past financial reporting practices, to be reflected or reserved against in the Tower Aggregator Financial Statements.

              7.7 LITIGATION. Except as set forth in Section 7.7 of the Tower Aggregator Disclosure Statement, there are no Actions pending or, to the knowledge of Tower Aggregator, threatened against Tower Aggregator or any of its Subsidiaries (or any Benefit Plan of any of them), or any property of Tower Aggregator or any of its Subsidiaries except Actions that, in the aggregate, are not reasonably expected to have a material adverse effect on (a) the Business Condition of the Tower Aggregator and its Subsidiaries taken as a whole or (b) the ability of Tower Aggregator to perform its obligations under this Agreement and the Ancillary Agreements. There are no Orders pending against Tower Aggregator or any of its Subsidiaries or any of their properties or businesses that, individually or in the aggregate, are reasonably expected to have, individually or in the aggregate, a material adverse effect on the Business Condition of Tower Aggregator and its Subsidiaries taken as a whole or on the ability of Tower Aggregator to perform its obligations under this Agreement and the Ancillary Agreements, or that would prohibit the transactions contemplated by this Agreement and the Ancillary Agreements.

              7.8 EMPLOYEE BENEFITS. (a) To the knowledge of Tower Aggregator, neither Merger Sub nor any ERISA Affiliate of Merger Sub will succeed to any material Controlled Group Liability of Tower Aggregator as a result of the Merger. "Controlled Group Liability" means (a) any and all liabilities to the Pension Benefit Guaranty Corporation (other than for premium payments), to any "multiemployer plan," as such term is defined in Section 4001(a)(3) of ERISA, to any participant or to the Internal Revenue Service, under Title IV of ERISA, (b) any and all liabilities with respect to withdrawal or partial withdrawal from a "multiemployer plan," and (c) any and all liabilities arising from violations of the requirements of (i) Section 302 of ERISA, (ii) Sections 412 and 4971 of the Code, (iii) the continuation coverage requirements of Section 4980B of the Code, and (iv) part 7 of subtitle B of Title I of ERISA and Sections 9801 et seq. of the Code.

              (b) Except as set forth in Section 7.8(b) of the Tower Aggregator Disclosure Statement, the execution, delivery, and performance of this Agreement and the Ancillary Agreements and the consummation of the transactions contemplated hereby and thereby in accordance with the terms hereof and thereof by Tower Aggregator will not result in (i) the obligation by Tower Aggregator or the Surviving Corporation to pay to any Person, any severance benefit or (ii) the acceleration of vesting of any option, warrant, or other right to acquire shares of capital stock of any class of Tower Aggregator or any of Tower Aggregator's Subsidiaries.

              7.9 DEALINGS WITH AFFILIATES. Except as set forth in Section 7.9 of the Tower Aggregator Disclosure Statement or pursuant to the Ancillary Agreements, Tower

Aggregator is not a party to any material agreement, written or oral, including, without limitation, any loans or extensions of credit or lease or service agreements, with, any of its Affiliates or any officer or director of Tower Aggregator or its Affiliates, or any members of their respective immediate families.

              7.10 PENDING TRANSACTIONS. Each Pending Transaction is identified in Section 7.10 of the Tower Aggregator Disclosure Statement, and Tower Aggregator has delivered or made available to Nextel complete copies of all contracts and other agreements executed in connection with each Pending Transaction and all amendments, modifications, and supplements thereto. The consummation by Tower Aggregator and its Subsidiaries of the Pending Transactions, either individually or in the aggregate, will not have, and would not be reasonably be expected to have, a material adverse effect on the Business Condition of Tower Aggregator and its Subsidiaries taken as a whole or on the ability of Tower Aggregator to perform its obligations under this Agreement or the Ancillary Agreements.

              7.11 ABSENCE OF CERTAIN CHANGES OR EVENTS. Except as set forth in
Section 7.11 of the Tower Aggregator Disclosure Statement, as otherwise contemplated by this Agreement (including the financing of the transactions contemplated by this Agreement), or as permitted by clause (iv) of the definition of Strategic Transaction, since September 30, 1998, there has not been any material adverse change in the Business Condition of Tower Aggregator and its Subsidiaries taken as a whole, and none of Tower Aggregator and its Subsidiaries have:

              (a) declared, set aside, made, or paid any dividend or other distribution in respect of its capital stock or purchased or redeemed, directly or indirectly, any shares of its capital stock;

              (b) taken any action, or permitted or suffered to be taken any action with respect to the following, except for such instances that would not, individually or in the aggregate, have a material adverse effect on the Business Condition of Tower Aggregator and its Subsidiaries taken as a whole or on the ability of Tower Aggregator to perform its obligations under this Agreement or the Ancillary Agreements:

                     (A) issued, delivered, or sold, or authorized the issuance, delivery, or sale of, any shares of its capital stock of any class, any options, warrants, conversion or other rights to purchase any such shares or any securities convertible into or exchangeable for such shares, or issued or authorized the issuance of any other security in respect of or in lieu of or in substitution for shares of its capital stock other than pursuant to the terms of any agreement related to a Pending Transaction as in effect on the date of this Agreement;

                     (B) incurred any indebtedness for borrowed money or
              guaranteed any such indebtedness or issued or sold any debt securities in an aggregate principal amount in excess of $1,000,000;

                     (C) acquired any assets or properties having a value in
              excess of $1,000,000 or made any commitment to do the same, whether in one transaction or in a series of transactions other than pursuant to the terms of any agreement related to a Pending Transaction as in effect on the date of this Agreement;

                     (D) amended any of the agreements providing for the Pending
              Transactions, or waived any breach thereof, or any condition to its obligation to close thereunder;

                     (E) incurred or committed to incur any liability or
              obligation (whether absolute, accrued, contingent, or otherwise) outside of the ordinary course of business or incurred or committed to incur any capital expenditures, in either case having a value in excess of $1,000,000, individually or in the aggregate; or

                     (F) disposed of any assets or properties having a value in excess of $1,000,000, whether in one transaction or in a series of transactions;

              (c) entered into or amended any arrangement with any director, officer, or employee providing for any severance or termination pay as a result of or in connection with the transactions contemplated by this Agreement;

              (d) made any material change in any method of financial accounting or accounting practice, except for any such change required by reason of a concurrent change in generally accepted accounting principles; or

              (e) entered into any agreement (except such agreements as are referenced or contemplated in the preceding clauses (a) through (d), this Agreement or the Ancillary Agreements) with respect to the foregoing.

              7.12 COMPLIANCE WITH LAWS. (a) Except as set forth on Section 7.12 of the Tower Aggregator Disclosure Statement, the conduct of the business of Tower Aggregator complies with all Laws and Orders applicable thereto, except for violations or failures so to comply, if any, that would not have a material adverse effect on (i) the Business Condition of Tower Aggregator and its Subsidiaries taken as a whole or (ii) the ability of Tower Aggregator to perform its obligations under this Agreement or any of the Ancillary Agreements. None of Tower Aggregator or any of its Subsidiaries has received any written communication from a Governmental Authority that alleges that Tower Aggregator or any Subsidiary is not in compliance with, or may be liable under, any such Law or Order other than instances of alleged non-compliance or alleged liability that would not reasonably be expected to have a material adverse effect on (A) the Business Condition of Tower Aggregator and its Subsidiaries taken as a whole or (B) the ability of Tower Aggregator to perform its obligations under this Agreement or any of the Ancillary Agreements.

              (b) (i) Except as set forth in Section 7.12(b) (i) of the Tower Aggregator Disclosure Statement, as of the date hereof, Tower Aggregator and its Subsidiaries have duly secured and possess all necessary Licenses and Authorizations from, and have filed all material required registrations, applications, reports, and other documents with, all Governmental Authorities exercising jurisdiction over Tower Aggregator or any of its Subsidiaries, except where the failure to have such Licenses or Authorizations or the failure to make such filings would not reasonably be expected to have a material adverse effect on (A) the Business Condition of Tower Aggregator and its Subsidiaries taken as a whole or (B) the ability of Tower Aggregator to perform its obligations under this Agreement or any of the Ancillary Agreements. Such Licenses and Authorizations are valid and in full force and effect without materially adverse conditions except for such conditions as are generally applicable to all holders of such Licenses and Authorizations.

              (ii) Tower Aggregator and its Subsidiaries have not made any material misstatements of fact, or omitted to disclose any material fact, to any Governmental Authority, or taken or failed to take any action, which misstatements or omissions, actions or failures to act, individually or in the aggregate, subject any Licenses held by it to a risk of revocation or failure to renew. Neither Tower Aggregator nor any of its Subsidiaries is subject to any Order or Action pending or, to the knowledge of Tower Aggregator, threatened, that affects or would reasonably be expected to affect the validity of any License held by it, or result in the revocation, termination, or adverse modification thereof, or impair the renewal thereof, except where the invalidity of such Licenses (individually or in the aggregate) or the revocation, termination, adverse modification, or nonrenewal thereof would not have a material adverse effect on (A) the Business Condition of Tower Aggregator and its Subsidiaries taken as a whole or (B) the ability of Tower Aggregator to perform its obligations under this Agreement or any of the Ancillary Agreements. Neither Tower Aggregator nor any of its Subsidiaries has any reason to believe that any of its Licenses will not be renewed in the ordinary course, except where such nonrenewal (individually or in the aggregate) would not have a material adverse effect on (A) the Business Condition of Tower Aggregator and its Subsidiaries taken as a whole or (B) the ability of

      Tower Aggregator to perform its obligations under this Agreement or any of the Ancillary Agreements.

              (c) None of Tower Aggregator or any of its Subsidiaries has caused or taken any action that is reasonably expected to result in, and none of them is subject to, any material potential liability or obligation under any Environmental Law relating to (i) the environmental conditions on, under, or about any real property currently or formerly owned, leased, or operated by Tower Aggregator or its Subsidiaries, including, without limitation, any contamination of soil or groundwater at such properties or (ii) the past or present use, management, handling, transport, treatment, generation, storage, or release of any Hazardous Materials by Tower Aggregator or its Subsidiaries.

              7.13 COMPLIANCE WITH CONTRACTS. Section 7.13 of the Tower Aggregator Disclosure Statement contains an accurate and complete listing of all material contracts, leases, agreements, or understandings, whether written or oral, to which Tower Aggregator or any of its Subsidiaries are party. Each of such contracts, leases, agreements, and understandings is in full force and effect and (a) none of Tower Aggregator or its Subsidiaries or, to the knowledge of Tower Aggregator and its Subsidiaries, any other party thereto has breached or is in default thereunder, (b) no event has occurred which, with the passage of time or the giving of notice, would constitute such a breach or default, (c) no claim of material default thereunder has been asserted or, to the knowledge of Tower Aggregator and its Subsidiaries, threatened, and (d) none of Tower Aggregator or its Subsidiaries or, to the knowledge of Tower Aggregator and its Subsidiaries, any other party thereto is seeking the renegotiation thereof or substitute performance thereunder, except where such breach or default, or attempted renegotiation or substitute performance, individually or in the aggregate, would not have a material adverse effect on the Business Condition of Tower Aggregator and its Subsidiaries taken as a whole.

              7.14 BROKERS AND FINDERS. Except for the fees and expenses payable to CIBC Oppenheimer Corp., which will be the sole obligation of, and paid by, Tower Aggregator, Tower Aggregator has not employed any investment banker, broker, finder, consultant, or intermediary in connection with the transactions contemplated by this Agreement which would be entitled to any investment banking, brokerage, finder's, or similar fee or commission in connection with this Agreement or the transactions contemplated hereby.

             8.   ADDITIONAL COVENANTS AND AGREEMENTS

              8.1 INTERIM CONDUCT OF BUSINESS. (a) Except as contemplated by this Agreement or as set forth in the Nextel Disclosure Statement, during the period from the date of this Agreement until the Closing, Nextel shall cause each of the Transferring Subsidiaries, Parent Co., Tower Sub, and Merger Sub, to maintain the Tower Assets as a whole in accordance with its ordinary course of business, consistent with past practice. None of Nextel, Parent Co., Tower Sub, Merger Sub, and the Transferring Subsidiaries will enter into any transaction in connection with the Tower Assets that would have a material adverse effect on the Tower Assets taken as a whole or on the transactions contemplated by this Agreement. Prior to the Closing, neither Nextel nor the Transferring Subsidiaries nor any of their officers, employees, representatives, agents, or Affiliates, without the prior consent of Tower Aggregator, will, directly or indirectly, encourage, solicit, or engage in discussions or negotiations with any third party concerning any sale, assignment, conveyance, transfer, lease, or other disposal of substantially all of the Tower Assets. Nextel will notify Tower Aggregator immediately of any inquiries or proposals with respect to any such transaction that are received by, or any such negotiations or discussions that are sought to be initiated with, Nextel or the Transferring Subsidiaries.

              (b) (i) Except as contemplated by this Agreement or as set forth in Section 8.1 of the Tower Aggregator Disclosure Statement, during the period from the date of this Agreement until the Closing, Tower Aggregator shall, and shall cause each of its Subsidiaries to, maintain its business in accordance with its ordinary course of business, consistent with past practice. Prior to the Closing, neither Tower Aggregator nor any of its Subsidiaries nor any of their officers, employees, representatives, agents, or Affiliates, without the prior consent of Nextel, will, directly or indirectly, encourage, solicit, or engage in discussions or negotiations with any third party concerning any merger, consolidation, sale, assignment, conveyance, transfer, lease, or other disposal of substantially all of their assets or other transaction that could result in a Change of Control of Tower Aggregator. Tower Aggregator will notify Nextel immediately of any inquiries or proposals with respect to any such transaction that are received by, or any such negotiations or discussions that are sought to be initiated with, Tower Aggregator or any of its Subsidiaries.

              (ii) Except as contemplated by this Agreement (including the financing of the transactions contemplated by this Agreement), prior to the Closing, neither Tower Aggregator nor any of its Subsidiaries may, without the prior written consent of Nextel, do any act contemplated by
      Section 7.11 or enter into any Strategic Transaction.

              8.2 REASONABLE EFFORTS. Each member of the Nextel Group and each member of the SpectraSite Group shall (a) promptly make all filings and use all reasonable efforts to obtain all Authorizations required under all applicable Laws with respect to the transactions contemplated hereby and by the Ancillary Agreements and shall cooperate with each other in all reasonable respects with respect thereto, (b) use all reasonable efforts to promptly take, or cause to be taken, all other actions and do, or cause to be done, all other things necessary, proper, or appropriate to satisfy the conditions set forth in Section 5 and to consummate and make effective the transactions contemplated by this Agreement and by the Ancillary Agreements on the terms and conditions set forth herein and therein as soon as practicable (including seeking to remove promptly any injunction or other legal barrier that may prevent such

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


consummation), provided, however, that no party shall be obligated to pay any sum or agree to any term in each case that is not customary in the circumstances or is otherwise materially adverse to the interests of such party in its reasonable discretion in seeking to obtain any consent required hereby, and (c) not take any action (including, without limitation, effecting or agreeing to effect or announcing an intention or proposal to effect, any acquisition, business combination, or other transaction) that would reasonably be expected to impair the ability of the parties to consummate the transactions contemplated by this Agreement at the earliest practicable time, including, without limitation, any action that would impair efforts to secure any required Authorizations for such transactions (regardless of whether such action would otherwise be permitted or not prohibited hereunder). Notwithstanding the foregoing, Nextel and its Subsidiaries and Tower Aggregator and its Subsidiaries may take any action reasonably necessary or appropriate to consummate any of the transactions contemplated by this Agreement or any of the Ancillary Agreements, and Nextel and its Subsidiaries and Tower Aggregator and its Subsidiaries may take any action reasonably required to comply with any applicable Law or to comply with or fulfill any contractual obligation of such party (in the case of such contractual obligations, to the extent in existence as of the date hereof). Moreover, in connection with any filing or submission required or action to be taken by Nextel or Tower Aggregator or any of their Subsidiaries to obtain any Authorization or otherwise to effect the transactions contemplated by this Agreement and the Ancillary Agreements, neither Nextel nor any of its Subsidiaries nor Tower Aggregator nor any of its Subsidiaries will be required to divest or hold separate or otherwise take or commit to take any action that limits its freedom of action with respect to, or its ability to retain any material portion of its assets or existing (as of the date hereof) businesses or product lines.

              8.3 PREPARATION OF REGISTRATION STATEMENT. Upon the request of Tower Aggregator, Nextel shall cooperate in providing Tower Aggregator with such supplemental information as it may reasonably request in writing with respect to the Tower Assets or as otherwise required in order to comply with the federal securities laws in the preparation of (x) Tower Aggregator's Registration Statement on Form S-1 (or other appropriate form) under the Securities Act in connection with an Initial Public Offering or (y) a Registration Statement of Tower Aggregator on Form S-4 (or other appropriate form) under the Securities Act in connection with an offering of debt or preferred stock.

              8.4 ACCESS TO INFORMATION. (a) Upon reasonable notice, Tower Aggregator shall (and shall cause each of its Subsidiaries to) afford to officers, employees, counsel, accountants, and other authorized Representatives of Nextel access, during normal business hours throughout the period prior to the Effective Time, to its properties, books, and records (including, without limitation, the work papers of independent accountants) and, during such period, shall (and shall cause each of its Subsidiaries to) furnish promptly to such Representatives all information concerning its business, properties, and personnel as Nextel may reasonably request. No investigation conducted pursuant to this Section 8.4(a) shall affect or be deemed to modify any of the representations or warranties made by Tower Aggregator and its Subsidiaries. Nextel

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


agrees that it will not, and will cause its Representatives not to, use any information obtained pursuant to this Section 8.4(a) for any purpose unrelated to the consummation of the transactions contemplated by this Agreement and the Ancillary Agreements.

              (b) Upon reasonable notice, Nextel shall (and shall cause each of its Subsidiaries to) afford to Tower Aggregator and its officers, employees, counsel, accountants and other authorized Representatives access, during normal business hours throughout the period prior to the Effective Time, to the books and records related to the Tower Assets contained in the due diligence room and, upon request during such period, to the Tower Assets and to such other information concerning the Tower Assets as Tower Aggregator may reasonably request. No investigation conducted pursuant to this Section 8.4(b) shall affect or be deemed to modify any of the representations or warranties made by Nextel and its Affiliates. Tower Aggregator agrees that it will not, and will cause its Representatives not to, use any information obtained pursuant to this Section 8.4(b) for any purpose unrelated to the consummation of the transactions contemplated by this Agreement and the Ancillary Agreements.

              8.5 CONFIDENTIAL INFORMATION. Subject to the requirements of Law, each party hereto shall keep confidential, and shall cause its officers, employees, counsel, accountants, and other authorized Representatives of the other party to keep confidential, all information and documents obtained in connection with the transactions contemplated by this Agreement and the Ancillary Agreements except as otherwise consented to by the other parties hereto or thereto. Nextel and Tower Aggregator shall agree upon the timing and content of the initial press release to be issued describing the execution of this Agreement and the Ancillary Agreements, and shall not make any public announcement thereof prior to reaching such agreement unless required to do so by applicable Law. To the extent reasonably requested by either party, each party shall thereafter consult with and provide reasonable cooperation to the other in connection with the issuance of further press releases or other public documents describing the transactions contemplated by this Agreement and the Ancillary Agreements. In the event any party is required to disclose any additional information or documents pursuant to applicable Law, such party shall promptly give written notice of such disclosure that is proposed to be made to the other parties so that the parties can work together to limit the disclosure to the greatest extent possible and, in the event that any party is legally compelled to disclose any information, to seek a protective order or other appropriate remedy or both.

              8.6 NON-SOLICITATION. Except for those individuals identified in a letter from Nextel to Tower Aggregator delivered prior to the closing, from and after the Closing for a period of one year, neither Tower Aggregator, the Surviving Corporation nor any of their officers, employees, representatives, agents, or Affiliates (collectively, the "Representatives") will, without Nextel's prior written consent, (a) solicit for employment any individual working with or employed by Nextel or any of its Affiliates, (b) assist in such hiring by any other Person or business, or (c) encourage any individual to terminate his or her employment with Nextel or any of its Affiliates or intentionally disrupt or intentionally attempt to disrupt any business relationship related to the business of Nextel or its Affiliates; provided, however, that such consent shall not be required in connection with advertisements or solicitations for employees or consultants by any member of the SpectraSite Group or any of their Representatives through one or more national, regional, or local publications of general circulation, national, regional, or local radio or television, or other media directed to the general public.

              8.7 HSR FILINGS. Tower Aggregator and Nextel shall promptly take all necessary actions to comply with the HSR Act and any other rules or regulations applicable to the transactions contemplated by this Agreement, including, without limitation, preparing and filing with, or causing to be prepared and filed with, the Antitrust Division of the United States Department of Justice and the Federal Trade Commission a Notification and Report for Certain Mergers and Acquisitions (the "Notification and Report") promptly following the date hereof. Tower Aggregator shall pay the filing fees in connection with the filing of the Notification and Report.

              8.8 TAX MATTERS. The Surviving Corporation shall pay and be solely liable for any stock transfer taxes that may be imposed on the issuance of Surviving Corporation Capital Stock pursuant to the terms of this Agreement. The Transferring Subsidiaries shall pay and be solely liable for any and all taxes, including any interest or penalty, assessed against Nextel or any of its Subsidiaries (including Tower Sub) as a result of the actions contemplated by this Agreement to occur prior to the Effective Time, including without limitation, the transfer of the Tower Assets by the Transferring Subsidiaries to Parent Co., and in turn by Parent Co. to Tower Sub. In addition, the Transferring Subsidiaries shall pay and be liable for any and all sales, use, transfer, excise or other similar taxes that are assessed in connection with the Merger. The Transferring Subsidiaries, however, shall be entitled to reimbursement from Tower Aggregator for 50% of such sales, use, transfer, excise or other similar taxes for which the Transferring Subsidiaries are liable pursuant to the preceding sentence. Such reimbursement shall be paid by Tower Aggregator to Parent Co. promptly following demand therefor against written evidence reasonably satisfactory to Tower Aggregator of the payment by Parent Co. (or any Subsidiary of Nextel) of such taxes.

              8.9 AMENDMENT OF CHARTER AND BYLAWS. Immediately prior to the Effective Time, Tower Aggregator shall take all necessary action to amend and file with the Delaware Secretary of State its Amended and Restated Certificate of Incorporation (and in each other location where filing is required to cause such Amended and Restated Certificate of Incorporation to become effective) in the form attached hereto as Exhibit H-1 and shall amend its Bylaws as contemplated by the terms of the Stockholders' Agreement.

              8.10 SECTION 338(h)(10) ELECTION. Nextel and Tower Aggregator agree that it is their intention that the Merger and acquisition of the stock of Merger Sub pursuant to the Merger shall be treated for income tax purposes as a purchase and sale of the Tower Assets. Accordingly, if Tower Aggregator shall so elect by notice to Nextel delivered within 90 days following the Closing Date, Nextel and Tower Aggregator will take all actions necessary and appropriate (including filing such forms, returns, elections and other documents as may be required) to effect and preserve timely elections under

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



section 338(h)(10) of the Code and the Treasury regulations promulgated thereunder (the "Election") with respect to each of (a) the Merger and acquisition of the stock of Merger Sub and (b) the acquisition thereby of the stock of Tower Sub pursuant to the Merger and to file their tax returns on a basis consistent with such Election. In connection with the Election, prior to the Closing Date, Nextel and Tower Aggregator will act together in good faith
(i) to determine and agree upon the amount of the "modified adjusted deemed sales price" (within the meaning of Treas. Reg. Section 1.338(h)(10)-1(f)) of the Merger Sub and Tower Sub stock and (ii) to agree upon the proper allocations (the "Allocations") of the "modified adjusted deemed sales price" among the assets of Merger Sub and Tower Sub, in accordance with section 338(h)(10) of the Code and the Treasury regulations promulgated thereunder. Nextel and Tower Aggregator agree to file all tax returns consistent with the agreed upon Allocations and modified adjusted deemed sales price. If, prior to the Closing Date, the parties are unable to agree upon either (i) the Allocations or (ii) the amount of the "modified adjusted deemed sales price," then, as promptly as practicable following the Closing Date, any matter as to which the parties are in dispute shall be resolved by a public accounting firm mutually acceptable to both parties, whose determination shall be binding and conclusive on the parties. The fees and expenses of such accounting firm shall be shared equally by Nextel and Tower Aggregator.

                  8.11 FINANCIAL STATEMENTS, REPORTS. After the Closing and until the earlier of (x) the date which Parent Co. or its Affiliates holds in the aggregate less than 5% of the Tower Aggregator Common Stock (assuming conversion of all outstanding shares of Tower Aggregator preferred stock) or (y) the completion of an Initial Public Offering by Tower Aggregator, Tower Aggregator, shall provide to Parent Co.:

              (a) within 90 days after the end of each fiscal year of Tower Aggregator, a consolidated balance sheet of Tower Aggregator and its Subsidiaries as of the end of such fiscal year and the related consolidated statements of income, changes in stockholders' equity and cash flows of Tower Aggregator and its Subsidiaries for the fiscal year then ended, together with supporting notes thereto, prepared in accordance with generally accepted accounting principles and accompanied by a report, without qualification as to scope of audit, by a firm of independent public accountants of recognized national standing selected by Tower Aggregator;

      (b) commencing with the month ending March 31, 1999, within 20 days after the end of each month in each fiscal year, a consolidated balance sheet of Tower Aggregator and its Subsidiaries and the related consolidated statement of income, unaudited but certified by the principal financial officer of Tower Aggregator, such balance sheets to be as of the end of such month and such statements of income to be for such month and for the period from the beginning of the fiscal year to the end of such month, in each case subject to normal year-end adjustments;

      (c) within 20 days prior to the beginning of each fiscal year of Tower Aggregator (and with respect to any revision thereof, promptly after such revision has been prepared), an operating budget for Tower Aggregator and its subsidiaries approved by the Board of Directors of Tower Aggregator, including projected monthly income

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

statements, cash flow statements during such fiscal year and a projected consolidated balance sheet as of the end of such fiscal year, and each monthly financial statement furnished pursuant to (b) above shall reflect variances from such operating budget, as the same may from time to time be revised;

      (d) promptly upon filing, copies of all registration statements, prospectuses, periodic reports, and other documents filed by Tower Aggregator or any of its Subsidiaries with the Securities and Exchange Commission; and

      (e) prompt notice of (x) any event of default under any agreement with respect to material indebtedness for borrowed money or a material purchase money obligation, and any event which, upon notice or lapse of time or both, would constitute such an event of default which would in any such case permit the holder of such indebtedness or obligation to accelerate the maturity thereof, and (y) any action, suit or proceeding at law or in equity or by or before any governmental instrumentality or agency which, if adversely determined, would have a Material Adverse Effect.

              8.12 AMENDMENT OF PREFERRED STOCK PURCHASE AGREEMENT. Prior to the Closing, Tower Aggregator shall not amend the Preferred Stock Purchase Agreement in any manner adverse to Parent Co.

              8.13 EXECUTION OF PARTNER MASTER SITE LEASE AGREEMENT. If, at or prior to the Closing, Nextel Partners Operating Corp. ("Partner") and its Subsidiaries do not execute the Partner Master Site Lease Agreement, the Transferring Subsidiaries shall execute Site Schedules to the Nextel Master Site Lease Agreement with respect to all Sites located in the Partner Area ("Partner Sites") at which Existing Towers and Additional Towers are located, which Site Schedules shall be attached to the Nextel Master Site Lease Agreement. In such circumstances, if Partner and its Subsidiaries subsequently execute the Partner Master Site Lease Agreement, Tower Sub also shall do so (at Nextel's request) and the Transferring Subsidiaries may assign to Partner the lease of such Partner Sites (and any other Constructed New Site, Purchased New Site, or other Qualifying Site (as such terms are defined in the Master Site Commitment Agreement) located in the Partner Area which is then subject (or required to become subject) to the Nextel Master Site Lease Agreement). Upon such assignment (which shall be effected by Partner executing and attaching to the Partner Master Site Lease Agreement a Site Schedule for each Site so assigned), Tower Sub (and each of the other Landlord Parties (as defined in the Nextel Master Site Lease Agreement)) shall release such Transferring Subsidiaries of any obligations and liabilities under the Nextel Master Site Lease Agreement with respect to Sites so assigned and shall deliver to Nextel a written agreement, reasonably satisfactory to Nextel, evidencing such release.

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







                                 9. TERMINATION

              9.1 TERMINATION BY MUTUAL CONSENT. This Agreement may be terminated and transactions contemplated hereby may be abandoned at any time prior to the Effective Time, either by the mutual written consent of Nextel and Tower Aggregator, or by mutual action of their Boards of Directors.

              9.2 TERMINATION BY EITHER NEXTEL OR TOWER AGGREGATOR. (a) This Agreement may be terminated (upon notice from the terminating party to the other parties) and the transactions contemplated hereby may be abandoned by action of the Board of Directors of either Nextel or Tower Aggregator if (i) the Merger will not have been consummated by August 31, 1999, (the right to terminate this Agreement under this clause (i) will not, however, be available to any party whose failure to fulfill any obligation under this Agreement has been the cause of or resulted in the failure of the Merger to occur on or before such date) or
(ii) any Governmental Authority will have issued an Order permanently restraining, enjoining, or otherwise prohibiting the transactions contemplated hereby and such Order will have become final and nonappealable.

              (b) This Agreement may be terminated (upon five Business Days' advance notice to the other parties) (i) by Nextel if, since September 30, 1998, there has been a material adverse change in the Business Condition of Tower Aggregator and its Subsidiaries taken as a whole or a material uncured breach by Tower Aggregator of its obligations under this Agreement or (ii) by Tower Aggregator if since September 30, 1998 there has been a material adverse change in the Tower Assets taken as a whole or a material uncured breach by Nextel and the Transferring Subsidiaries of their obligations under this Agreement.

              9.3 EFFECT OF TERMINATION AND ABANDONMENT. In the event of termination of this Agreement and abandonment of the Merger and other transactions contemplated hereby pursuant to this Section 9 no party hereto (nor any of its directors or officers) will have any liability or further obligation to any other party to this Agreement, except as provided in Sections 8.5 and
11.1 hereof and except that nothing herein will relieve any party from liability for any breach of this Agreement occurring prior to such termination.

                               10. INDEMNIFICATION

              10.1 INDEMNIFICATION RELATING TO THE AGREEMENT. (a) Tower Aggregator and, after the Merger, the Surviving Corporation shall indemnify Nextel, Parent Co., and the Transferring Subsidiaries, and each of their directors, officers, employees, agents, successors, and assigns (together, the "Nextel Indemnified Parties"), from and against any and all losses, liabilities, claims, damages (including punitive, consequential or treble damages), obligations, Liens, assessments, judgments, awards, and fines (including, without limitation, those arising out of any pending or threatened


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

Action, including any settlement or compromise thereof) and any reasonable out-of-pocket costs and expenses (including, without limitation, reasonable attorneys' fees and expenses incurred in connection with any pending or threatened Action) ("Losses") resulting or arising from:

              (i) any inaccuracy in or any breach by Tower Aggregator or any of its Subsidiaries of any of the representations or warranties made by any of them in this Agreement;

              (ii) any failure of Tower Aggregator or any of its Subsidiaries to comply with, or any non-fulfillment of, any covenant or agreement of Tower Aggregator or any of its Subsidiaries set forth in this Agreement to be performed by any of them prior to the Closing;

              (iii) any failure of the Surviving Corporation to comply with or any non-fulfillment of any covenant or agreement of Tower Aggregator or any of its Subsidiaries or the Surviving Corporation set forth in this Agreement to be performed by Tower Aggregator or any of its Subsidiaries or the Surviving Corporation after the Closing; or

              (iv) any liabilities or obligations to which Nextel, Parent Co., or any of the Transferring Subsidiaries become subject that (A) arise from the Surviving Corporation's or Tower Sub's failure to satisfy or discharge any of the Assumed Liabilities in accordance with its terms, including, without limitation, all obligations coming due for performance after the Closing under the applicable terms of any contract assumed by Merger Sub or Tower Sub as contemplated by Section 2 or (B) arise from or relate to the ownership of the Tower Assets or the operation of any business relating thereto by the Surviving Corporation or its Subsidiaries from and after the Closing.

              (b) Nextel shall indemnify Tower Aggregator, SCI and, after the Merger, the Surviving Corporation and their directors, officers, employees, agents, successors, and assigns (together, the "SpectraSite Indemnified Parties") from and against all Losses resulting or arising from:

              (i) any inaccuracy in or any breach by Nextel, the Transferring Subsidiaries, or Parent Co. of any of the representations or warranties made by any of them in this Agreement;

              (ii) any failure of Nextel, the Transferring Subsidiaries, or Parent Co. to comply with, or any non-fulfillment of, any covenant or agreement set forth in this Agreement to be performed by any of them prior to the Closing;

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



              (iii) any failure by Nextel, the Transferring Subsidiaries, or Parent Co. to comply with, or any non-fulfillment of, any covenant or agreement of Nextel, the Transferring Subsidiaries, or Parent Co. set forth in this Agreement to be performed by any of them after the Closing;

              (iv) any liabilities, including, without limitation, those for Taxes, or obligations to which the Surviving Corporation or Tower Aggregator becomes subject that (A) arise from the failure of any of Nextel, the Transferring Subsidiaries, or Parent Co. to satisfy or discharge any of the Excluded Liabilities in accordance with its terms or
      (B) arise from or relate to the transfer of the Tower Assets by the Transferring Subsidiaries to Parent Co. and by Parent Co. to Tower Sub, ownership of the Tower Assets by the Transferring Subsidiaries or Parent Co., or the operation of their businesses with respect to the Tower Assets prior to the Closing; or

              (v) any liability for unpaid Taxes, attributable to periods prior to the Closing, of any member of an Affiliated Group under Treasury Regulation ss.1.1502-6 (or any similar provision of state, local, or foreign law), as a transferee or successor of a member of the Nextel Group, or by contract with, or entered into by, any member of the Nextel Group.

              (c) All of the representations and warranties made herein shall survive the execution and delivery of this Agreement, the consummation of the Merger, and any investigation by or on behalf of the parties hereto or termination of this Agreement for a period of 18 months from the Closing Date provided that the representations and warranties provided in Sections 6.8, 6.10 (as they relate to Environmental Laws), 7.8, and 7.12 (as they relate to Environmental Laws) shall survive until the expiration of the applicable statute of limitations or any extension thereof. No claim for indemnification may be asserted by any party hereto based on any claimed breach of another party's representations and warranties hereunder unless such indemnification claim is asserted prior to the end of the survival period of the relevant representation and warranty.

              10.2  INDEMNIFICATION PROCEDURES.

              (a) PROCEDURES FOR INDEMNIFICATION OF THIRD PARTY CLAIMS.

              (i) If a Beneficiary receives notice or otherwise learns of the assertion by a Person (including, without limitation, any Governmental Authority) who is not a party to this Agreement or to the Ancillary Agreements, of any claim or of the commencement by any such Person of any Action (a "Third Party Claim") with respect to which an Indemnifying Party may be obligated to provide indemnification pursuant to Section 10.1 of this Agreement, such Beneficiary shall give such Indemnifying Party written notice thereof promptly after becoming aware of such Third Party Claim. The failure of any Beneficiary to give such prompt notice as provided in this Section 10.2(a) will not relieve the related Indemnifying

      Party of its obligations under this Section 10, except to the extent that such Indemnifying Party is materially prejudiced by such failure to give prompt notice. Such notice will describe the Third Party Claim in reasonable detail and, if ascertainable, will indicate the amount (or if necessary, an estimated amount) of the Losses that has been or may be sustained by such Beneficiary (the "Indemnification Notice").

              (ii) An Indemnifying Party may elect to defend or to seek to settle or compromise, at such Indemnifying Party's own expense and by such Indemnifying Party's own counsel, any Third Party Claim. Within 30 days of the receipt of the Indemnification Notice from a Beneficiary in accordance with Section 10.2(a)(i) (or sooner, if the nature of the Third Party Claim so requires), the Indemnifying Party shall notify the Beneficiary of its election regarding the assumption of responsibility for defending such Third Party Claim, which election will specify any reservations or exceptions. After notice from an Indemnifying Party to a Beneficiary of an election to assume the defense of a Third Party Claim, such Indemnifying Party will not be liable to such Beneficiary under this Section 10 for any legal or other expenses (except expenses approved in advance by the Indemnifying Party) subsequently incurred by such Beneficiary in connection with the defense thereof. If, however, in any Beneficiary's reasonable judgment, a conflict of interest between one or more of such Beneficiaries and such Indemnifying Party exists in respect of such Third Party Claim, such Beneficiaries will have the right to employ separate counsel, who will be entitled to participate in the defense of such claims, to represent such Beneficiaries at their own expense. If an Indemnifying Party elects not to assume responsibility for defending a Third Party Claim, or fails to notify a Beneficiary of its election as provided in this Section 10.2(a)(ii), such Beneficiary may defend or (subject to Sections 10.2(a)(iv) and 10.2(a)(v)) seek to compromise or settle such Third Party Claim at the expense of the Indemnifying Party.

              (iii) If an Indemnifying Party chooses to defend or to seek to compromise or settle any Third Party Claim, the related Beneficiary shall make available to such Indemnifying Party (in a manner that will not unreasonably interfere with the conduct of the Beneficiary's business) any personnel or any books, records or other documents within its control or which it otherwise has the ability to make available that are necessary or appropriate for such defense, settlement, or compromise, and shall otherwise cooperate in the defense, settlement, or compromise of such Third Party Claim.

              (iv) Neither an Indemnifying Party nor a Beneficiary shall consent to entry of any Order or enter into any settlement of any Third Party Claim that does not include as an unconditional term thereof the giving by the Claimant or plaintiff to such Beneficiary, in the case of a consent or

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


      settlement by an Indemnifying Party, or the Indemnifying Party, in the case of a consent or settlement by the Beneficiary, of a written release from all liability in respect of such Third Party Claim.

              (v) Notwithstanding anything in this Section 10.2(a) to the contrary, neither an Indemnifying Party nor a Beneficiary shall, without the written consent of the other party, (A) settle or compromise or consent to the entry of any Order with respect to any Action or Third Party Claim if the effect thereof is to admit any criminal liability by, or to permit any injunctive relief or other Order providing non-monetary relief to be entered against, the other party, or (B) notwithstanding the foregoing clause (A), settle or compromise any claim without the consent of the other party, which consent will not be unreasonably withheld. If an Indemnifying Party notifies a Beneficiary in writing of such Indemnifying Party's desire to settle or compromise a Third Party Claim on the basis set forth in such notice, and if such settlement or compromise includes as an unconditional term thereof the giving by the Claimant or plaintiff of a written release of the Beneficiary from all liability in respect thereof, and if the Beneficiary promptly notifies the Indemnifying Party in writing that such Beneficiary declines to accept any such settlement or compromise, such Beneficiary may continue to contest such Third Party Claim, free of any participation by such Indemnifying Party, at such Beneficiary's sole expense. In such event, the obligation of such Indemnifying Party to such Beneficiary with respect to such Third Party Claim will be equal to (1) the costs and expenses of such Beneficiary prior to the date such Indemnifying Party notifies such Beneficiary of the offer to settle or compromise (to the extent such costs and expenses are otherwise indemnifiable hereunder) plus (2) the lesser of (x) the amount of any offer of settlement or compromise which such Beneficiary declined to accept and (y) the actual out-of-pocket amount such Beneficiary is obligated to pay subsequent to such date as a result of such Beneficiary's election to pursue such Third Party Claim.

              (vi) In the event of payment by an Indemnifying Party to any Beneficiary in connection with any Third Party Claim, such Indemnifying Party will be subrogated to and will stand in the place of such Beneficiary as to any events or circumstances in respect of which such Beneficiary may have any right or claim relating to such Third Party Claim against any Claimant or plaintiff asserting such Third Party Claim or against any other Person. Such Beneficiary will cooperate with such Indemnifying Party in a reasonable manner, and at the cost and expense of such Indemnifying Party, in prosecuting any subrogated right or claim.

              (b) OTHER PROCEDURES FOR INDEMNIFICATION.

              (i) Any claim on account of any Losses which do not result from a Third Party Claim shall be asserted by prompt written notice given by the Beneficiary to the related Indemnifying Party. Such Indemnifying Party will have a period of 30 days after the receipt of such notice within which to respond thereto. If such Indemnifying Party does not respond within such 30 day period, such Indemnifying Party will be deemed to have denied responsibility to make payment. If such Indemnifying Party does not respond within such 30 day period or rejects such claim in whole or in part, such Beneficiary will be free to pursue such remedies as may be available to such party under this Agreement and applicable Law.

              (ii) If the amount of any Liability will, at any time subsequent to the payment required by this Agreement, be reduced by recovery, settlement or otherwise, the amount of such reduction, less any expenses incurred in connection therewith, must promptly be repaid by the Beneficiary to the Indemnifying Party.

              10.3 LIMITATION ON INDEMNITY.

              (a) Notwithstanding anything in this Agreement to the contrary, claims under Section 10.1(b)(i) (to the extent they are for the inaccuracy in, or breach of, a representation or warranty made under Section 6.5, 6.6 or 6.12),
Section 10.1(a)(i) (to the extent they are for the inaccuracy in, or breach of, a representation or warranty made under Sections 7.5 or 7.14), Sections 10.1
(a)(iii) and (iv), and Sections 10.1(b)(iii), (iv), and (v) of this Agreement are not subject to the provisions of clause (b) of this Section 10.3.

              (b) Except as set forth in clause (a) of this Section 10.3, (i) no Nextel Indemnified Party or SpectraSite Indemnified Party, as the case may be, is entitled to recover under Sections 10.1(a)(i) and 10.1(b)(i) until the total amount which the Nextel Indemnified Parties or the SpectraSite Indemnified Parties, as the case may be, would collectively recover (but for the operation of this Section 10.3) exceeds $1,000,000 and then may recover only to the extent of such excess, and (ii) neither the Nextel Indemnified Parties nor the SpectraSite Indemnified Parties, as the case may be, will be entitled to recover pursuant to this Section 10 an aggregate amount greater than $75,000,000.

              10.4 ONLY REMEDIES. Other than as specifically set forth herein, the remedies provided in this Section 10 are not cumulative and are the only remedies to which a Beneficiary is entitled to recover damages from any Indemnifying Party for any breach of any representation or warranty or any failure to comply with or any non-fulfillment of any covenant or agreement to be performed pursuant to this Agreement.

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


                          11. MISCELLANEOUS AND GENERAL

              11.1 EXPENSES. Except as specifically set forth in this Agreement or in any Ancillary Agreement, each party will bear its own expenses, including the fees and expenses of any attorneys, accountants, investment bankers, brokers, finders or other intermediaries, or other Persons engaged by it, incurred in connection with this Agreement and the Ancillary Agreements and the transactions contemplated hereby and thereby.

              11.2 NOTICES. All notices, requests, demands, or other communications required by or otherwise with respect to this Agreement will be in writing and will be deemed to have been duly given to any party when delivered personally (by courier service or otherwise), when delivered by telecopy and confirmed by return telecopy, or seven days after being mailed by first-class mail, postage prepaid and return receipt requested in each case to the applicable addresses set forth below, or to such other address as such party has designated by notice so given to each other party:

                     If to Nextel, Parent Co., or any Transferring Subsidiary:

                         c/o Nextel Communications, Inc.
                         1505 Farm Credit Drive
                         McLean, Virginia 22102
                         Attention: General Counsel
                         Telecopy: (703) 394-3896

                     If to Tower Aggregator, Tower Sub, or the Surviving
                     Corporation:

                          SpectraSite Holdings, Inc.
                          8000 Regency Park, Suite 570
                          Cary, North Carolina 27511
                          Attention: Mr. Stephen H. Clark
                          Telecopy: (919) 468-8522

              11.3 AMENDMENTS AND WAIVERS. This Agreement may not be amended, changed, supplemented, waived, or otherwise modified except by an instrument in writing signed by the party against whom enforcement is sought, and the failure of any party hereto to exercise any right, power, or remedy provided under this Agreement or otherwise available in respect hereof at law or in equity, or to insist upon compliance by any other party hereto with its obligations hereunder or thereunder, and any custom or practice of the parties at variance with the terms hereof or thereof, will not constitute a waiver by such party of its right to exercise any other right, power, or remedy or to demand such compliance.

              11.4 NO ASSIGNMENT. This Agreement is binding upon and inure to the benefit of and is enforceable by the parties and their successors and assigns. Except as otherwise expressly set forth in this Agreement, neither the rights nor the obligations of

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


any party may be assigned or delegated without the prior written consent of the other party, except that no such consent is required (a) for any assignment or delegation by Nextel, Parent Co., or any of the Transferring Subsidiaries to an Affiliate thereof; or (b) for the assignment by Tower Aggregator, SCI and SHI Merger Sub to its lenders as contemplated by the Financing Transactions as collateral security. Anything in this Section to the contrary notwithstanding, no assignment, delegation, or pledge of this Agreement or any rights or interests hereunder shall relieve the assignor of any liability or obligation hereunder.

              11.5 ENTIRE AGREEMENT. Except as otherwise provided herein, this Agreement and the Ancillary Agreements embody the entire agreement and understanding between the parties relating to the subject matter hereof and supersede all prior agreements and understandings relating to such subject matter. There are no representations, warranties, or covenants by the parties relating to such subject matter other than those expressly set forth in this Agreement (including the Nextel Disclosure Statement and the Tower Aggregator Disclosure Statement), the Ancillary Agreements, and any writings expressly required hereby.

              11.6 NO THIRD PARTY BENEFICIARIES. This Agreement is not intended to be for the benefit of, and will not be enforceable by, any Person not a party hereto (other than, in the case of the indemnification provisions set forth in Section 10, each Person entitled to be a Beneficiary) or a permitted assignee or successor to such party.

              11.7 GOVERNING LAW. This Agreement and all disputes hereunder will be governed by and construed and enforced in accordance with the internal laws of the State of Delaware, without regard to the principles of conflict of laws thereof.

              11.8 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which will be deemed to be an original, but all of which together will constitute one instrument. Each counterpart may consist of a number of copies each signed by less than all, but together signed by all, the parties hereto or thereto.

              11.9 KNOWLEDGE. The term "knowledge" and any derivatives thereof when applied to any party to this Agreement will refer only to the actual knowledge of that party (or, in the case of a corporation, partnership, or other entity, the actual knowledge of its Executives (and with respect to Nextel and its Subsidiaries, those Executives substantially involved in the operation or management of the Tower Assets) and no information known by any other employee, or any attorney, accountant, or other representative, of such party will be imputed to that party.

              11.10 DISPUTE RESOLUTION. (a) The parties shall attempt in good faith to resolve any dispute, controversy, or claim ("Dispute") arising out of or relating to this Agreement promptly by negotiations between representatives of senior management (the "Executives") who have authority to settle the Dispute. Any party may give the other parties written notice of any Dispute not resolved in the normal course of business. Within 20 days after delivery of such a notice, Executives of the parties involved in the

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



Dispute who have authority to settle the Dispute shall meet at a mutually acceptable time and place, and thereafter as often as they reasonably deem necessary, to attempt to resolve the Dispute. If any party intends to be accompanied at a meeting by an attorney, the other involved parties shall be given at least three Business Days' notice of such intention and may also be accompanied by an attorney. If the Dispute has not been resolved within 30 days after such notice, unless extended by the agreement of the parties involved in the Dispute in writing (the "Negotiation Period"), any party may at any time within 30 days after the end of the Negotiation Period initiate mediation of the Dispute in New York, New York, in accordance with the Center for Public Resources Model Procedure for Mediation of Business Disputes.

              (b) If the Dispute has not been resolved within 60 days of the initiation of mediation, or if no party elects to commence mediation within the time specified in paragraph (a) above, the Dispute will be subject to arbitration as provided in Sections 11.11(c) and (d). All negotiations and mediation pursuant to Sections 11.11(a) and (b) are confidential and will be treated as compromise and settlement negotiations for purposes of the Federal Rules of Evidence for United States Courts and comparable state laws.

              (c) Upon the expiration of the Negotiation Period or unsuccessful mediation, any party seeking relief (the "Claimant") may serve a demand for arbitration in accordance with the Center for Public Resources Non-Administered Arbitration Rules (the "Rules") in which, in addition to any other requirements of those Rules, the Claimant states the specific nature of the claimed breach and the relief sought, and demands a determination by the arbitrators of the parties' rights together with any relief sought. The place of arbitration will be New York, New York unless all of the parties to the arbitration otherwise agree. Three arbitrators will be chosen, and the proceedings conducted, in accordance with the Rules, except that (i) the parties shall choose three arbitrators through a self-administered process of striking names from a list of potential arbitrators and shall not employ the method provided for in the Rules,
(ii) the rules of evidence employed in the federal courts at the time will apply, and (iii) discovery will be permitted in accordance with the Federal Rules of Civil Procedure for the United States District Courts. The decision of the arbitrators will be final and binding on the parties to the maximum extent permitted under applicable law, and a final judgment may be entered on the award in any court of competent jurisdiction.

              (d) A court of competent jurisdiction, upon application from any party to the Dispute, may relieve the parties of their duty to arbitrate Disputes in whole or in part, or may stay any arbitration hereunder in whole or in part, if ongoing litigation between one or more of the parties and a third party (or parties) involves issues of fact or law common with those subject to arbitration hereunder and there exists the possibility of inconsistent judgments if such relief is not granted.

              (e) Each party shall bear its own costs and expenses incurred in connection with any Dispute, including, without limitation, the fees of its attorneys,

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


unless the arbitrators otherwise decide, in which case such costs and expenses shall be borne by the parties in the manner determined by the arbitrators.

               [The balance of this page is intentionally blank.]

              IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the parties as of the date first above written.


NEXTEL COMMUNICATIONS, INC.                   NEXTEL OF TEXAS, INC.

By:         /s/ John H. Willmoth              By:   /s/ Thomas J. Sidman
   ----------------------------------            ----------------------------
Name:         John H. Willmoth                Name:  Thomas J. Sidman
Title:        Vice President                  Title: Vice President

NEXTEL COMMUNICATIONS OF THE                  NEXTEL WEST CORP.
MID-ATLANTIC, INC.

By:         /s/ Thomas J. Sidman              By:   /s/ Thomas J. Sidman
   ----------------------------------            ----------------------------
Name:        Thomas J. Sidman                 Name:  Thomas J. Sidman
Title:       Vice President                   Title: Vice President

NEXTEL OF CALIFORNIA, INC.                    TOWER PARENT CORP.

By:         /s/ Thomas J. Sidman              By:  /s/ Thomas J. Sidman
   ----------------------------------            ----------------------------
Name:        Thomas J. Sidman                 Name:  Thomas J. Sidman
Title:       Vice President                   Title: President

NEXTEL OF NEW YORK, INC.                      TOWER ASSET SUB, INC.

By:         /s/ Thomas J. Sidman              By:  /s/ Thomas J. Sidman
   ----------------------------------            ----------------------------
Name:        Thomas J. Sidman                 Name:  Thomas J. Sidman
Title:       Vice President                   Title: President

NEXTEL SOUTH CORP.                            TOWER MERGER VEHICLE,

INC.

By:         /s/ Thomas J. Sidman              By:   /s/ Thomas J. Sidman
   ----------------------------------            ----------------------------
Name:        Thomas J. Sidman                 Name:  Thomas J. Sidman
Title:       Vice President                   Title: President

SPECTRASITE HOLDINGS, INC.                    SPECTRASITE
                                              COMMUNICATIONS, INC.

By:         /s/ Stephen H. Clark              By:  /s/ Stephen H. Clark
   ----------------------------------            ----------------------------
Name:        Stephen H. Clark                 Name:  Stephen H. Clark
Title:       President                        Title: President

SHI MERGER SUB, INC.

By:         /s/ Stephen H. Clark
   ----------------------------------
Name:       Stephen H. Clark
Title:      President